As filed with the U.S. Securities and Exchange Commission on March 27, 2026.

Registration No. 333-[*]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

707 Cayman Holdings Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrants name into English)

Cayman Islands	5600	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5/F., AIA Financial Centre

712 Prince Edward Road East, San Po Kong,

Kowloon, Hong Kong

Tel: (852) 3471 8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc. 122 East 42nd Street, 18th Floor

New York, NY 10168

+1 (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David Ficksman, Esq.

R. Joilene Wood, Esq.

TroyGould PC

1801 Century Park East,

Suite 1600, Los Angeles,

CA 90067-2367

Tel: (310) 553-4441

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated [●], 2026

PRELIMINARY PROSPECTUS

707 Cayman Holdings Limited

Up to 6,250,000 Class A Ordinary Shares

in aggregate of which

Up to 1,250,000 Class A Ordinary

Shares

Up to 5,000,000 Class A Ordinary Shares underlying Common Warrants

We are offering in a self-directed best efforts offering of (i) up to 6,250,000 of our Class A Ordinary Shares, US$0.02 par value per share (the “Class A Ordinary Shares”) at an assumed offering price of US$1.60 per Class A Ordinary Share, representing a discount of 22.1% compared to the last reported sale price of our Class A Ordinary Shares (assuming the last reported sale price already takes into account of the Initial Consolidation (hereinafter defined), as reported on the Nasdaq Capital Market on March 25, 2026; and (ii) up to 5,000,000 common warrants to purchase up to 5,000,000 Class A Ordinary Shares (“Common Warrants”) at an assumed exercise price of US$0.02 per Class A Ordinary Share (representing 1.25% of the assumed public offering per Class A Ordinary Share to be sold in this offering,) of 707 Cayman Holdings Limited (the “Company” or “we,” “us” or “our”) directly to select investors pursuant to this prospectus.

The public offering price per Class A Ordinary Share is an assumed price only. The actual number of Class A Ordinary Shares and Common Warrants sold in the offering and actual public offering price will be determined at the time of pricing and may be at a discount to the current market price of our Class A Ordinary Shares or to the assumed price set forth above. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the actual public offering price. The assumed public offering price is used so that we can provide certain disclosures, which require a calculation based on the public offering price.

Our share price is volatile. Since being listed on the Nasdaq Capital Market, our Class A Ordinary Shares have traded at a low of US$0.07 and a high of US$7.90. There has been no change recently in our financial condition or results of operations that is consistent with the recent change in our share price. Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol JEM. On March 25, 2026, the last reported sale price of our Class A Ordinary Shares was US$0.1027 each (prior to Initial Consolidation. If assuming the last reported sale price already takes into account of the Initial Consolidation on the Nasdaq Capital Market, the sale price will be US$0.1027x20 = US$2.054). There is no established public trading market for the Common Warrants, and we do not expect a market to develop. Without an active trading market, the liquidity of the warrants will be limited. In addition, we do not intend to list the Common Warrants on the Nasdaq Capital Market, any other national securities exchange, or any other trading system.

Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the Class A Ordinary Shares offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of Class A Ordinary Shares sufficient to pursue the business goals outlined in this prospectus. Because there is no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Also, any proceeds from the sale of Class A Ordinary Shares offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors” of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus and “Item 3. Key Information – D, Risk Factors” in our annual report on Form 20-F for the year ended September 30, 2025 (the “2025 Annual Report”) filed with the U.S. Securities and Exchange Commission (“SEC”) on January 16, 2026 for more information. There is no minimum number of Class A Ordinary Shares or minimum aggregate amount of proceeds for this offering to close. Accordingly, we have not made any arrangements to place investor funds in an escrow account or trust account. We intend to complete one closing of this offering but may undertake one or more additional closings for the sale of the additional securities to the investors in the initial closing. The offering will be terminated after 90 days of the effectiveness of this registration statement provided that the closing(s) of the offering for the Class A Ordinary Shares have not occurred by such date, and may not be extended.

This is a best-effort self-directed offering. See “Plan of Distribution” beginning on Page 69 of this prospectus for more information.

Any proceeds from the sale of Class A Ordinary Shares offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Use of Proceeds” on page 47 for more information.

Upon completion of this offering, assuming the sale of all 1,250,000 Class A Ordinary Shares in this Offering, our issued and outstanding shares will consist of 2,660,968 Class A Ordinary Shares, without taking into account of the Class A Ordinary Shares underlying the Common Warrants. We will still be a controlled company as defined under Nasdaq Stock Market Rule 5615(c) because, immediately after the completion of this offering, assuming the sale of all 1,250,000 Class A Ordinary Shares in this Offering and excluding the exercise of the Common Warrants, JME, our controlling shareholder, will own 390,300 Class A Ordinary Shares and 390,300 Class B Ordinary Shares, representing 14.67% of our total issued and outstanding Class A Ordinary Shares, 100% of our total issued and outstanding Class B Ordinary Shares, and representing in aggregate 81.72% of the total voting power. Assuming all the Common Warrants are exercised, JME will hold 390,300 Class A Ordinary Shares and 390,300 Class B Ordinary Shares, representing approximately 5.09% of our total issued and outstanding Class A Ordinary Shares, 100% of our total issued and outstanding Class B Ordinary Shares, and representing in aggregate 58.26% of the total voting power.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment.

See “Risk Factors” beginning on page 23 and under similar headings in the other documents that are incorporated by reference into this prospectus before making a decision to purchase our securities.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and as such, may elect to comply with reduced public company reporting requirements. See “Prospectus Summary - Implications of Our Being an Emerging Growth Company” and “Prospectus Summary - Foreign Private Issuer Status”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2026.

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ABOUT THIS PROSPECTUS

We have not authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any free writing prospectus we have prepared. We do not take responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Ordinary Shares and the distribution of this prospectus outside the United States.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary”, “Risk Factors” and “Use of Proceeds”. These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe”, “plan”, “expect”, “intend”, “should”, “seek”, “estimate”, “will”, “aim” and “anticipate”, or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

●	our business and operating strategies and our various measures to implement such strategies;
●	our operations and business prospects, including development and capital expenditure plans for our existing business;
●	changes in policies, legislation, regulations or practices in the industry and those countries or territories in which we operate that may affect our business operations;
●	our financial condition, results of operations and dividend policy;
●	changes in political and economic conditions and competition in the area in which we operate, including a downturn in the general economy;
●	the regulatory environment and industry outlook in general;
●	future developments in the environmental, social and governance industry and actions of our competitors;
●	catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;
●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;
●	the overall economic environment and general market and economic conditions in the jurisdictions in which we operate;
●	our ability to execute our strategies;
●	changes in the need for capital and the availability of financing and capital to fund those needs;
●	our ability to anticipate and respond to changes in the markets in which we operate, and in client demands, trends and preferences; and
●	legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various publications. Statistical data in these publications also include projections based on a number of assumptions. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Class A Ordinary Shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

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DEFINITIONS

“Amended and Restated Memorandum and Articles of Association” means our Articles and Memorandum, and as supplemented, amended or otherwise modified from time to time.

“Articles of Association” or “Articles” means the second amended and restated articles of association of our Company adopted on December 19, 2025, and as supplemented, amended or otherwise modified from time to time.

“Beta Alpha” means Beta Alpha Holdings Limited, a company incorporated in the BVI with limited liability on February 14, 2024 and our direct wholly-owned subsidiary.

“Business Day” means a day (other than a Saturday, Sunday or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public.

“BVI” means the British Virgin Islands.

“Company” or “our Company” means 707 Cayman Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act on February 2, 2024.

“Companies Act” means the Companies Act (2025 Revision) of the Cayman Islands, as amended, consolidated, supplemented or otherwise modified from time to time.

“Class A Ordinary Shares” means the Class A ordinary shares of 707 Cayman Holdings Limited, par value $0.02 each and unless the context otherwise requires, any reference to Class A Ordinary Share(s) shall be deemed to include (i) any share(s) arising from any consolidation, subdivision or share split of the Class A Ordinary Shares, provided that such share(s) confer rights which, taken as a whole, are substantially equivalent to the rights attached to the Class A Ordinary Shares immediately prior to such consolidation, subdivision or split; (ii) any share(s) issued by way of capitalisation of reserves or by way of bonus issue to the holders of Class A Ordinary Shares, in their capacity as such, where such share(s) confer rights which, taken as a whole, are substantially equivalent to the rights attached to the Class A Ordinary Shares immediately prior to such issue; and (iii) any share(s) in the Company or in any successor or amalgamated company allotted or issued to, or received by, holders of Class A Ordinary Shares (or their successors in title) pursuant to any amalgamation, merger, reconstruction, scheme of arrangement or reorganisation, in consideration of, or in exchange or substitution for, the Class A Ordinary Shares, where such share(s) confer rights which, taken as a whole, are not materially less favourable than the rights attached to the Class A Ordinary Shares immediately prior to such transaction.

“Class B Ordinary Shares” means the Class B ordinary shares of 707 Cayman Holdings Limited, par value $0.02 each with 25 votes per Class B ordinary shares and unless the context otherwise requires, any reference to Class B Ordinary Share(s) shall be deemed to include (i) any share(s) arising from any consolidation, subdivision or share split of the Class B Ordinary Shares, provided that such share(s) confer rights which, taken as a whole, are substantially equivalent to the rights attached to the Class B Ordinary Shares immediately prior to such consolidation, subdivision or split; (ii) any share(s) issued by way of capitalisation of reserves or by way of bonus issue to the holders of Class B Ordinary Shares, in their capacity as such, where such share(s) confer rights which, taken as a whole, are substantially equivalent to the rights attached to the Class B Ordinary Shares immediately prior to such issue; and (iii) any share(s) in the Company or in any successor or amalgamated company allotted or issued to, or received by, holders of Class B Ordinary Shares (or their successors in title) pursuant to any amalgamation, merger, reconstruction, scheme of arrangement or reorganisation, in consideration of, or in exchange or substitution for, the Class B Ordinary Shares, where such share(s) confer rights which, taken as a whole, are not materially less favourable than the rights attached to the Class B Ordinary Shares immediately prior to such transaction.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Goldstone” means Goldstone Capital Limited, a company incorporated in the BVI with limited liability and wholly-owned by Mr. Kwok Shun Tim, an Independent Third Party.

“Group,” “our Group,” “we,” “us,” or “our” means our Company and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors.

“Harmony Prime” means Harmony Prime Limited, a company incorporated in the BVI with limited liability and wholly-owned by Ms. Law Kam Yan, Debby, an Independent Third Party.

“HK$” or “HKD” means Hong Kong dollars(s), the lawful currency of Hong Kong.

“Hong Kong” or “HK” means the Hong Kong Special Administrative Region of The Peoples’ Republic of China.

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“Independent Third Party” means a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company.

“IPO Offering” means the initial public offering of 2,500,000 Ordinary Shares (which have been re-designated as Class A Ordinary Shares) by our Company and JME on June 9, 2025.

“JME” or “Controlling Shareholder” means JME International Holdings Limited, a company incorporated in the BVI with limited liability on February 1, 2024 and wholly-owned by Mr. Cheung, our chief executive officer and executive director.

“Long Vehicle” means Long Vehicle Capital Limited, a company incorporated in the BVI with limited liability and wholly-owned by Mr. Zhang Xiongfeng, an Independent Third Party, being an existing shareholder of our Company.

“Mandatory Provident Fund Schemes Ordinance” means the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time.

“Memorandum of Association” or “Memorandum” means the second amended and restated memorandum of association of our Company adopted on December 19, 2025 and as supplemented, amended or otherwise modified from time to time.

“Minimum Wage Ordinance” means the Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time.

“MPF” means mandatory provident fund to be contributed by an employer in accordance with the Mandatory Provident Fund Schemes Ordinance.

“MPF Authority” means the Mandatory Provident Fund Scheme Authority of Hong Kong.

“Mr. Chak” means Mr. Chak Ka Wai, the chief financial officer of our Company.

“Mr. Cheung” means Mr. Cheung Lui, an executive director and the chief executive officer of our Company and an indirect controlling shareholder of our Company through JME.

“Mr. Sfez” means Mr. Jose Sfez, chairman and an executive director of our Company.

“Operating Subsidiary” means 707IL.

“Ordinary Shares” or “Common Shares” or “Shares” means our Class A Ordinary Shares and Class B Ordinary Shares.

“Pandemic” means the COVID-19 pandemic which occurred from early 2020 to late 2022.

“PRC” means The People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, but it should be noted that legal and operational risks associated with operating in The People’s Republic of China may also be applicable to Hong Kong.

“Regulation S” means Regulation S under the U.S. Securities Act.

“RMB” means Renminbi, the lawful currency of the PRC.

“Sarbanes Oxley Act” means The Sarbanes-Oxley Act of 2002.

“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission. “Securities Act” means the U.S. Securities Act of 1933, as amended.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“SKU” means stock keeping unit, which is an identification of a particular product (for example by type, color and/or size) that facilitates it to be tracked for inventory purposes.

“U.S.,” “United States” or “US” means the United States of America.

“U.S. GAAP” means the generally accepted accounting principles in the United States of America.

“US$” or “$” or “U.S. dollars” means United States dollars, the lawful currency of the United States of America.

“2025 Equity Incentive Plan” means the employee equity incentive plan approved by the Company on August 18, 2025, details of which is set out in the Form S-8 filed with the SEC on June 5, 2025.

“707IL” means 707 International Limited, a company incorporated in Hong Kong with limited liability on January 4, 2021 and an indirect wholly-owned subsidiary of our Company, which is also referred to as “Operating Subsidiary.”

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PROSPECTUS SUMMARY

We may provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus or incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus, including any documents incorporated by reference, and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find More Information.”

Our Company

Overview

We, through 707IL, are a Hong Kong-based group that sells quality apparel products and provide supply chain management total solutions to our customers spanning from Western Europe, North America to the Middle East and East Asia. We derive our revenue from the various supply chain management services we provide to our customers more particularly described in “Our Services” below and the scope of our services for each contract is negotiated with our customer on a case-by-case basis. Instead of charging our customers service fee for each type of supply chain management service we provide to them, we normally sell the finished products to our customers at a mark-up to cover the comprehensive supply chain management services we provide to them. We generally charge our customers service fees in cases where we only provide specific services to them.

Despite having fewer than three years of operating history and only 17 employees as of the date of this prospectus, our businesses have grown and we have built relationships with customers that include mid-size brand owners and apparel companies which have comprehensive operations with private labels sold internationally and locally. For the fiscal years ended September 30, 2023, 2024 and 2025, our revenue amounted to approximately HK$84.0 million, HK$88.0 million and HK$107.0 million, respectively.

Our Services

Our comprehensive range of supply chain management total solutions include market trend analysis, design and product development, sourcing, production management, quality control and logistics services, and our solutions encompass the total supply chain from conceptualizing the product, the selection of materials until the final delivery of finished apparel products to our customers at their nominated destinations, whether it be a designated port for shipment, our customer’s warehouse or the end consumers. As our customers are mainly mid-sized brand owners and apparel companies that generally do not have a presence or any operations in Hong Kong, they rely on us to assist them in developing apparel and managing the supply chain for their brands.

Recent Developments

On March 25, 2026, the Company approved a reverse share split, or share consolidation (the “Initial Consolidation”) whereby every twenty (20) issued and unissued Class A Ordinary Shares and Class B Ordinary Shares of par value US$0.001 each was consolidated into one (1) Class A and one (1) Class B share, respectively, of par value US$0.02 each. Following the consolidation, the Company’s authorised share capital will remain at US$500,000, now divided into 25,000,000 shares of par value US$0.02 each, comprising 20,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares. Unless otherwise indicated, all share and per share information in this prospectus supplement reflect the Initial Consolidation. The financial statements and other financial information incorporated by reference into this prospectus supplement as of the date of this prospectus supplement do not reflect the Initial Consolidation and continue to present historical share and per share amounts on a pre-reverse split basis.

On March 25, 2026, the Company approved a further share consolidation (the “Further Consolidation”) of both its issued and unissued Class A Ordinary Shares and Class B Ordinary Shares, each with a par value of US$0.02. The consolidation will be effected at a ratio ranging from not less than one (1)-for-two (2) and not more than one (1)-for-two hundred and fifty (250), with the exact ratio and effective date to be determined by the Board in its sole discretion by no later than 21 September 2026, being 180 days after the 2026 extraordinary meeting.

As such, unless otherwise stated, all references to the number of shares or prices of shares in this prospectus already takes into account the Initial Consolidation.

We received a notice from the Listing Qualifications staff of Nasdaq on October 17, 2025 notifying us that we no longer meet the continued listing requirements of the Nasdaq due to the fact that the closing bid of our Ordinary Shares from September 3, 2025 to October 16, 2025 was below $1.00 per share. We have until April 15, 2026 to regain compliance with Nasdaq’s continuing listing requirement. In the event that the Company does not regain compliance in the compliance period, the Company may be eligible for an additional 180 calendar days, should the Company meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and is able to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. However, if it appears that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will provide notice that the Company’s securities will be subject to delisting. There can be no assurance that the Company will be able to regain compliance with that rule or will otherwise be in compliance with other Nasdaq continued listing requirement. See Risk Factor “If we are not able to comply with the applicable continued listing requirements or standards of Nasdaq, Nasdaq could delist our Common Shares.”

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Market Trend Analysis

Around six months before the scheduled delivery of apparel products to a customer, we will meet with the customer to get an initial understanding of, among other things, its and the end consumers’ apparel needs and requirements, its pricing strategy, its brand’s core principles, goals and values, market positions of its brand and its competitors and the SKU structure. Market trend analysis is conducted by our product development department.

Depending on our customers’ preferences and requirements, our product development staff conducts research on the specific apparel industry on platforms such as Adobe Stock and Vogue.com to understand the end consumers’ demands and the latest market trends on the style and technology involved. With internet and the trend of posting information on social media, we have easy access to an enormous database of relevant information that helps us to capture the latest fashion trend and understand the concepts and cultural requirement of our customers worldwide as well as to help foster new ideas and designs for our product development department. Our product development staff also keeps abreast of the latest fashion trends and styles and industry know-how by attending fashion events and apparel trade fairs, and assessing the popularity of different styles amongst consumers, particularly in Western Europe, North America and the Middle East. In order to gather market information on our customers and their respective competitors, our product development staff also visit retail stores and/or the websites of our customers and other industry players. The information that we obtain provides general guidance of the trends and preferences of end consumers of a specific region, which provides guidance on design of apparel products that suit our customers’ needs and ultimately the appetites of their end consumers. Our product development department also holds regular meetings with our chief executive officer to discuss thoughts and ideas of upcoming trends to ensure that we are in the forefront of the apparel industry. Where appropriate, we may also engage external consulting companies to assist us with market trend analysis.

After conducting the market trend analysis, we try to transform our customers’ concepts into commercially viable apparel products and a thorough understanding of the market trend will help us meet the needs and expectations of our customers. We will also optimize the design of the apparel products based on our customers’ feedback. For our mass market customers, we may do less extensive analysis as design may not necessarily be a major consideration for these customers. Based on our experience, the major factors for consideration of our mass market customers are pricing and production lead time, rather than design. In addition to analysis specifically conducted for customers, our product development staff will also conduct general market analysis prior to each new fashion season by purchasing sample items from retailers to create a physical catalog for our customers to use as a reference to create apparel products that fit their design needs and specifications as well as to facilitate creative inspiration for our product development staff and communication with third-party manufacturers.

For customers that request us to create apparel collections that follow fashion trends, we normally prepare a concept, theme and mood board which gives a preliminary feel and direction of the design that we are proposing for use in our face-to-face discussions with such customers. For mass market retailers that request us to create more generic apparel designs, we generally do not prepare a mood board. A mood board is simply a collage of current trends and fashion ideas from which we try to visually sum up the inspiration behind a proposed collection. In the mood board, we try to explain how various apparel products are to be matched with the intention of maximizing the number of SKUs that will be ordered for each collection. Once we have obtained feedback from the customers (such as their comments on patterns, colors and styling of the proposed concept and theme), we will design and develop an apparel.

Design and product development

Our product development department is also in charge of the design and product development process, which generally takes place around five months before the scheduled delivery of apparel products to a customer. The designs requested by our customers may be plain and simple (such as a t-shirt in different colors), but they may also be detailed and complicated that require specific craftsmanship (such as embroidery, rhinestone hotfix and certain washing processes). It may take approximately three to four days to create designs which require minimal design work and up to one month to design a collection of apparel products (such as t-shirts, shirts, shorts, trousers, skirts and caps for womenswear, menswear and/or childrenswear).

When we were first established in 2021, we did not have any in-house designers as the demand for apparel products with complex design elements has been relatively low since the Pandemic. However, the employees in our product development department are very experienced in the apparel industry and are capable of preparing drawings and managing most work that is typically managed by a designer, such as design for simple apparel products from scratch or further development on existing designs provided by our customers. For more complex designs, we may seek help from external consulting companies or the designers that work for the third-party manufacturers that we plan to engage to prepare the proto samples and salesman samples. We believe that our product development staff’s in-depth knowledge and understanding of materials and manufacturing methods enable them to offer suitable solutions to address any design requirements of our customers. With the recruitment of our own in-house designer in February 2024, we are equipped to provide full in-house design services and we expect that we will outsource less design work to external consulting companies.

Apparel design is normally initiated by meetings and discussions between our customers and our product development staff. Customers that visit our office may browse through the various sample apparel products that our product development staff have amassed as part of their analysis, and they can select an existing apparel item that meets their requirements to be used as a base for our product development staff to tailor-make the design to suit their needs and specifications. In some cases, our customers may have a specific style that they wish to create for their brands (such as the use of a certain fabric or a certain aesthetic effect) and our product development staff will help to create that styling for them. With these basic specifications and our understanding of our customers’ core brand principles, goals and value, we can help our customers design apparel products and provide design suggestions (such as type of fabric, type of print and measurements, etc.) to them.

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With our product development staff’s in-depth knowledge of apparel (such as types of fabrics, construction methods and detailings), we can work with our customers and discuss in detail the various options that they may have in terms of colors, details, construction, fabrics and cutting instructions, etc., so that our customers can choose the most cost-effective production method or a production method that suits their quality needs. With the detailed requirements of our customers in mind, our product development staff will prepare techpacks for use by the third-party manufacturers who manufacture the apparel products for our customers. A techpack is an informative sheet which sets out all the specifications for an apparel product and will typically include information such as graphic images, hang tag placements, labelling specifications and specific dimensions of the apparel product. In cases where our customers already have an in-depth understanding of apparel design, they may provide us with their own techpacks for use in the production of their apparel products.

After the designs have been prepared, they have to be approved by our chief executive officer before they are presented to our customers. For designs prepared and presented to our customers, we will specify the type of materials proposed to be used and the production price per piece based on the SKU proposed by our customers. Our customers will then indicate which designs and the SKU they would like to order and our merchandising department will arrange for sales contracts to be drafted and delivered to the customers for their acceptance and confirmation. For customers who require us to design apparel products in a collection for a brand, the SKU for each order may range from approximately 300 to 2,000. For apparel products that target the mass market and are less affected by trends, customers may order more than 2,000 SKU for each collection.

Sourcing

After a design has been approved by our customer and the relevant sales contract signed, we will move into the sourcing process that generally takes place around four months before the scheduled delivery of apparel products to our customer. During the sourcing process, we will proceed to prepare proto samples and salesman samples. A proto sample is a prototype of a new design of apparel products. This is the first sample in the design and development stage of apparel products. A proto sample is made to communicate the design of a style or a line or to present garment structure and will not necessarily focus on fit and fabric detailing. The cost of preparing a proto sample is typically borne by third-party manufacturers who manufactures the apparel products for us. A salesman sample is the apparel made with the actual fabric, trims and accessories proposed to be used and is used to obtain feedback to help customers forecast demand. The cost of preparing a salesman sample is initially borne by us and subsequently charged to our customers.

We normally outsource the manufacturing of apparel products to a third-party manufacturer with appropriate technical skills to produce the apparel products with raw materials that satisfy our customer’s pricing and design needs and such third-party manufacturer is also responsible for the sourcing of raw materials for the apparel products and the production of pre-production samples. All third-party manufacturers are required to undergo our vetting process to ensure that their operations are in compliance with or aligned to international manufacturing guidelines or practices and local regulations. In assessing whether a manufacturer is suitable, we consider, among other things, their experience in the apparel industry, reputation, technical capabilities, financial strength, production capacity, quality control measures, ethical practices and past record of compliance with applicable standards for apparel products, and we may also conduct an on-site inspection on such manufacturer. Before deciding on which third-party manufacturer to appoint for the manufacturing of the final apparel products, we may source different third-party manufacturers to produce proto samples and salesman samples, but we typically give a first right of refusal to produce the pre-production sample and the final apparel products to the third-party manufacturer which produced the proto samples and salesman samples.

If the appointed third-party manufacturers are unable to source the appropriate raw materials, we will assist in sourcing raw materials but will typically request our third-party manufacturers to liaise directly with the raw material suppliers that we have recommended to purchase the necessary raw materials. Occasionally, we may have to source raw materials and deliver them to the appointed third-party manufacturer to produce salesmen samples and charge them for the costs incurred.

Production management

We do not have any manufacturing capabilities and all the apparel products (including proto samples, salesman samples, pre-production samples and final apparel products) are produced by independent third-party manufacturers. During the fiscal years ended September 30, 2023, 2024 and 2025, all the apparel products produced by third-party manufacturers were produced in the PRC and Vietnam but some of these manufacturers also have manufacturing facilities in Bangladesh and Cambodia that we may utilize, if needed.

Our merchandising department is responsible for production management which includes, among other things, monitoring production schedules, evaluating the performance of third-party manufacturers and providing technical support to third-party manufacturers. After our customers have signed the sales contracts with us, our merchandising staff will confirm our orders with the relevant third-party manufacturers to produce the apparel products based on our customers’ design and fabric requirements and will continue to provide technical support to such third-party manufacturers. All third-party manufacturers engaged by us are required to sign a confidentiality agreement agreeing to keep all information with respect to the engagement (such as designs, drawings and marketing plans) confidential and a confirmation that they will comply with our code of conduct with respect to labor policy, ethical conduct and environmental protection, etc.

The lead time between the initial stage of creation of product designs, development of samples and the placing of orders by our customers is generally up to one month, and the lead time between the placing of orders by our customers and the completion of bulk production and delivery is generally two to six months.

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Quality control

Quality control is a critical part of the supply chain management total solutions we provide to our customers. Our merchandising department is responsible for quality control during the production stage under the supervision of our chief executive officer. They monitor and inspect the apparel products produced from the time of production of proto samples (if required), procurement of raw materials to the apparel products being produced during inline production. We have established the following quality control measures during various critical points of our supply chain management process:

Quality control of fabric

Materials to be used in the production of apparel products are typically sourced by the third-party manufacturers. At the time when techpacks are provided to the third-party manufacturers, we will specify to them, among other things, the quality of fabrics and other materials that are required. It is the responsibility of the third-party manufacturers to source from their own sources, or from sources that we have introduced to them, the materials of appropriate quantity and quality. Any materials used in the production of salesman samples, pre-production samples and final apparel products, are checked by our merchandising staff to ensure that they meet our customer’s standards and/or requirements. Any materials that do not meet our customer’s standards and/or requirements will not be approved for pre-production or bulk production.

Certain customers may nominate specific suppliers to supply certain materials for the manufacture of apparel products to be sold to them. In these cases, we will obtain price quotations for such customers but we will not be responsible for the quality of such suppliers. However, we will still go through the necessary quality checks on the quality of the fabric supplied by such suppliers to ensure they meet our customers’ standards and/or requirements.

Quality control of apparel production

During the pre-production and the bulk production processes, our merchandising staff will visit the third-party manufacturers to ensure that the quality of the apparel products produced (including size, cutting and fabric) is within our customers’ specifications and the information contained in the techpacks. If they find any specifications that are not met, they will notify the third-party manufacturers for rectification measures to be taken. Inspections of semi-finished apparel products are carried out at various stages of the manufacturing process with a final detailed inspection to be carried out on the finished apparel products before the delivery of final products to our customers’ nominated destinations, which could be a designated port for shipment, our customer’s warehouse or the end customers. A final quality control inspection report is prepared by our merchandising staff which will cover, among other things, the number of pieces inspected, labelling requirements, packaging requirements and we will specify major and minor defects which may not be acceptable to our customers.

Corporate social responsibility checks

The apparel industry and end consumers are generally trending to more corporate social responsibility matters. Customers want to buy and connect with brands that care about the products and services they offer, who value the importance of an ethical supply chain and will incorporate social and human rights and environmental considerations into how they do business across the world. During the fiscal years ended September 30, 2023, 2024 and 2025, we had a customer that had their own supplier compliance package on corporate social responsibility matters that they expect all their suppliers to comply with. We understand that some of our other customers are working towards their own supplier compliance package that in the future will require our compliance. There may be additional costs we incur as we seek to meet the more stringent production standards that the industry is trending towards.

We endeavor to boost the sustainability and transparency of the supply chains for our customers. As such, we will conduct human rights, environmental and good governance due diligence on each third-party manufacturer before we sign our purchase contract with them. We will also require each third-party manufacturer to sign a confirmation that they would abide by our code of conduct when they source raw materials and produce apparel products for our customers at the time of signing the purchase contract. The code of conduct provides, among other things, no child labor should be used, fair wages are paid, health and safety of the workers are being protected and no environmental pollution, which is generally consistent with our customer’s own supplier compliance package. In the case of a customer that has its own supplier compliance package on corporate social responsibility matters, we take extra care to inform the third-party manufacturers that produce their apparel products about their specific supplier compliance requirements.

Product return and feedback/complaints handling

It is a typical term in the sales contracts with our customers that customers could return or make claims for products with defects or incorrect quantity within 10 days after the date of receipt of the apparel products. If we receive any feedback or complaint from our customers, we will investigate which party should be held responsible for it. If any defect is caused by the third-party manufacturer engaged by us, we will negotiate a settlement with our customer (such as allowance for product returns or discounts) and then make a claim against such manufacturer. There were no product returns or other major claims or complaints from our customers during the fiscal years ended September 30, 2023, 2024 and 2025.

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Logistics services

The method of delivery of finished apparel products to our customers is normally agreed between us and our customers on a case-by-case basis. Most of the sales contracts that we enter into with our customers with deliveries during the fiscal years ended September 30, 2023, 2024 and 2025 specify that the items sold are to be delivered to them on a FOB (free on board) basis, i.e., we are only required to pay for transportation of the goods to the port of shipment and loading costs. In other words, legal title to the apparel products will be transferred to our customers when they are loaded onto the ship and we will not be considered as an importer at the port of discharge. In these cases, we also include the corresponding term in the purchase contracts with third-party manufacturers that all goods ordered are to be delivered on FOB basis. Through this arrangement, we do not have to bear the risk of any damage caused to the apparel products or losses during the transit to our customers’ designated ports of shipment. As part of our supply chain management total solutions, we ensure that appropriate logistics for the delivery of the finished apparel products to the port specified by our customers are made by the third-party manufacturers generally two weeks before the scheduled delivery date.

Apart from delivery on a FOB basis, we can also arrange for delivery on CIF (costs, insurance and freight), DDP (delivered duty paid) and FCA (free carrier) bases upon the request of our customers. Regardless of the delivery method agreed, we will request the relevant third-party manufacturer to deliver the finished apparel products to us with the same delivery method so that we do not have to bear the risk of any damage caused to the apparel products or losses during transit or keep any inventory of the apparel products.

As part of our supply chain management total solutions, we can also provide warehouse logistics services to our customers with such costs being built into our product costs. Our customers can request for the finished apparel products to be delivered to our warehouse in Hong Kong (at which point the legal title of the apparel products will pass to our customers) and we can help our customers store, pick and pack the apparel products and arrange for them to be shipped to our customers’ nominated destinations (which could be their brick-and-mortar stores or the end consumers). We can also set up showrooms for our customers in our office to help showcase their products to their business associates.

Seasonality

Our results from operations are affected by seasonal fluctuations in demand for our products. We experience higher sales volume and turnover in the time leading to Christmas and fall/winter season. Moreover, sales of certain products are subject to seasonality by nature. For example, sales of jackets and garment are generally higher in cooler seasons, and these products are also of higher value. Accordingly, various aspects of our operations, including sales, production capacity and utilization, working capital and operating cashflow, are exposed to the risks associated with seasonal fluctuations in demand for our products pattern, and our quarterly or interim results may not reflect our full-year results.

Marketing

We intend to use part of our proceeds to expand our marketing efforts, including attending trade fairs to expand our customer base through exposure to wholesale buyers; strengthening and increasing our online presence. We believe there is potential to create better brand awareness and possibly expand into direct to consumer sales through a presence on social media. We also intend to engage local third party marketing agencies or consultants in countries where our suppliers are based in order to help us develop a cohesive marketing program and to further strengthen our reputation and our customer relationships.

Our Business Model

We generally do not enter into long-term contracts with our customers and the third-party manufacturers, which we believe is the common practice in the apparel supply chain management service industry in Hong Kong. We generally sign our standard form sales contracts with our customers on a case-by-case basis after they have confirmed the order for a new batch of apparel for a new season. The sales contracts would normally include, among other things, details of customer, payment or credit terms, quantity in terms of pieces, trade terms (i.e. manner of shipment), delivery date, detailed list of apparel products to be ordered and total contract price. After we have signed a sales contract with a customer, we will sign our standard form purchase contract with the relevant third-party manufacturer as we do not own any manufacturing facilities. The purchase contracts would normally include, among other things, details of the third-party manufacturer, payment terms, quantity in terms of pieces, trade terms, delivery date, detailed list of apparel products to be ordered and total contract price.

All sales contracts and purchase contracts have to be approved by Mr. Cheung, our executive director and chief executive officer, or in his absence, by our chief financial officer, Mr. Chak. All our sales are denominated in U.S. dollars and the purchases under the purchase contracts are also denominated in U.S. dollars. We normally match the trade terms under a sales contract with the back-to-back purchase contract so that the third-party manufacturer will deliver or ship the finished apparel products to the destination nominated by our customer, and we do not have to bear the risk of any damage or losses during transit nor maintain any inventory. However, the payment terms under a sales contract and the back-to-back purchase contract are subject to negotiation between ourselves and our customers on the one hand and between ourselves and the third-party manufacturer on the other, and hence will not match in most circumstances.

We generally request all our customers to provide a deposit to us at the signing of a sales contract, with the balance to be settled before shipment (for new customers) or up to 30 days after shipment (for recurring customers). In the case of recurring customers which have a good credit history with us, we may waive the requirement for a deposit and grant them a credit period of up to 45 days after shipment. Our customers typically pay us by telegraphic transfer, and we generally pay the third-party manufacturers by telegraphic transfer or letter of credit. Some third-party manufacturers request deposits from us at the signing of the purchase contract, with the balance or full payment to be settled up to 60 days after shipment. For the fiscal years ended September 30, 2023, 2024 and 2025, we did not have any material bad debts which were required to be written off.

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In 2021, we entered into long-term service agreements with two customers as special arrangements during the Pandemic mainly because border controls and mandatory quarantine requirements during the Pandemic had made it difficult for them to manage the supply chain themselves. Such long-term service agreements were eventually terminated in 2022 and 2023, respectively. The service income derived from these two service agreements accounted for approximately 1.4%, 0% and 0% of our revenue during the fiscal years ended September 30, 2023, 2024 and 2025, respectively. At the date of this prospectus, we do not have any long-term agreements with our customers.

During the fiscal years ended September 30, 2023, 2024 and 2025, the apparel products that we sourced and sold directly to our customers comprised knitted and woven apparel products, such as t-shirts, trousers, dresses, shorts, sweaters and jackets for men, women and children, and t-shirts, jumpsuits and hoodies for pets. We also sold leather apparel products (such as jackets, pants, skirts and vests) and apparel-related accessories for humans (such as belts) and pets (such as bags and leashes). Due to the wide range of apparel products we sold during the fiscal years ended September 30, 2023, 2024 and 2025, the price per SKU of the apparel products ranged from approximately US$0.8 to US$372.6.

Most of the apparel products we sourced and sold directly to our customers during the fiscal years ended September 30, 2023, 2024 and 2025 were made for female end-customers and the following are pictures of some of the apparel products we developed for a customer during this period:

Instead of charging our customers service fees for each type of supply chain management services we provide to them, we normally sell the finished products to our customers at a mark-up to cover the comprehensive supply chain management services we provide to them. As such, our revenue is generally correlated with the sales volume and the selling price of our apparel products, and is determined by our customers’ demand which, in turn, is influenced by the macro consumer market, the worldwide economy, the end consumers’ spending habits and our customers’ satisfaction with our services.

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Competitive Landscape of the Apparel Supply Chain Management Industry in Hong Kong

The apparel supply chain management service industry in Hong Kong is highly fragmented and competitive. We believe that apparel supply chain management service providers generally compete on (i) reputation and certifications (such as ISO 9000, ISO 14000 and the Global Organic Textile Standard) which help to establish a service provider’s credentials; (ii) scope of services encompassing the entire supply chain process which may help to reduce production lead times and costs; (iii) scope and economies of scale which may help to lower production costs; (iv) financial risk management; and (v) credibility with apparel brand owners or retailers and manufacturers.

Our Competitive Strengths

We believe we can achieve sustainable growth with the following competitive strengths:

Our management team possesses extensive apparel industry experience

Our ultimate controlling shareholder, executive director and chief executive officer, Mr. Cheung, has over 18 years of experience in the apparel industry and he is instrumental in the growth of our Group. As a veteran with established business connections in the field, he has attracted a lot of talent to join our management team, which includes our chairman and executive director, Mr. Sfez (who has worked with him for over 10 years), our chief financial officer, Mr. Chak (who has worked with him for over 10 years) and the heads of our product development department and the merchandising department, each having approximately 30 years of experience in their respective fields of expertise, possesses extensive apparel industry knowledge and experience and has considerable experience in working with renowned international fashion labels. With a highly experienced management team, we believe that we are well placed to develop sustainable business strategies, anticipate changes in fashion trends and styles, assess and manage risks as well as to capture profitable market opportunities. We believe that our management team possesses the necessary experience, qualifications, commitment and leadership skills to manage and sustain our business, which helps us to attract and retain customers despite our short operating history and to ensure that our business continues to develop and grow in the long run, as evident by the recurring orders from our customers and the growing number of new customers.

Our apparel supply chain management services offer total solutions to our customers

We offer our customers total solutions for their complete apparel design and procurement needs. Our solutions target the complete needs of our customers from initial market trend analysis to design and product development, sourcing, production management, quality control and logistics services. We target mid-sized brand owners and retailers with limited resources, with whom we co-develop designs and collaborate on product development, thus enabling our customers which generally do not have any presence or operations in Hong Kong to do business without having the complexity and cost of operating their own regional sourcing office. Our extensive experience and expertise in the field and our business network have helped our customers to operate their business in a more cost-effective and efficient manner.

We have built a good relationship with an established network of experienced third-party manufacturers

During the fiscal years ended September 30, 2023, 2024 and 2025, we have worked with 39 third-party manufacturers, some of which have manufacturing facilities in the PRC and Vietnam. Some of these manufacturers also have factories in Bangladesh and Cambodia, and, in the future, we may utilize these facilities. As veterans in the apparel industry, our management team has established close working relationships with a wide network of experienced third-party manufacturers with different technical capabilities, to enable us to target the specific needs and demands of our customers by appointing the appropriate third-party manufacturer(s) to produce the apparel products for them in a cost-effective, efficient and timely manner.

We have a diversified range of customers

Our total number of customers increased from 10 in the fiscal year ended September 30, 2023 to 71 in the fiscal year ended September 30, 2024, including eight recurring clients, and decreased to 23 customers in the fiscal year ended September 30, 2025, of which 12 were recurring customers. The decrease in the number of customers was mainly due to the dropping of the small customers that were not profitable to the Company. Our customers are based in Western Europe, North America and the Middle East, and we have managed to develop a range of customers in terms of geographical locations as well as design and technical needs. We believe that a diversified range of customers provides us with exposure to new cultures, demands and needs and thus enable us to widen our design and supply chain management capabilities which, in turn, will better equip us to serve our existing and new customers. Furthermore, we believe it will also help us to minimize our concentration risk and may help to steer us through rough times due to regional economic or political turmoil.

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We have stringent quality assurance and control measures

As an apparel supply chain management service provider, our customers rely on us to ensure that the apparel products we source for them meet their specifications. Our merchandising department is responsible for quality control during the production stage under the supervision of our chief executive officer and they monitor and inspect the apparel products produced from the time of production of proto samples (if required), procurement of raw materials to the apparel products being produced during inline production. Third-party manufacturers are also responsible for the sourcing of raw materials for the apparel products and they are required to undergo our vetting process to ensure that they are technically capable, socially responsible, financially sound and that their operations are in compliance with or aligned to international manufacturing guidelines or practices and local regulations. Please see “Our Services” above for details. With these stringent quality assurance and control measures throughout our apparel supply chain management, we gain the trust and confidence of our customers as evident by the recurring orders from our customers and the growing number of new customers.

We operate in a cost effective and asset-light manner

We managed to provide supply chain management total solutions to our customers with minimal staff and overhead costs and a relatively simple business structure. We do not own any manufacturing facilities and we generally arrange for third-party manufacturers to deliver the finished apparel products to our customers in accordance with the sales contracts we signed with our customers. As such, we do not have any inventory holding risks and we are not liable for damages or losses during the transit of the finished apparel products to our customers’ nominated destinations. We are flexible with the services that we can offer to our customers and our ability to operate in a financially prudent manner helps to ensure our profitability.

Business Strategies

We plan to leverage our ultimate controlling shareholder, executive director and chief executive officer, Mr. Cheung’s experience and established business connections to continue to sell quality apparel products and provide supply chain management total solutions to our customers as well as to expand into the retail sector by developing our own brand of quality human apparel products.

Our Growth Strategies

Mr. Cheung observed that quarantining and working from home during the Pandemic had a profound effect on how people shopped and the type of clothing they purchased. He also observed that apparel businesses with a strong online presence, several manufacturing locations and an ability to quickly adjust their merchandise were better able to withstand the Pandemic’s impact. He envisaged that if we were to leverage his experience in supply chain management total solutions (which include market trend analysis, design and product development, sourcing, production management, quality control and logistics services) and his business connections with other industry players in the field (such as third-party manufacturers and material suppliers), we could build on our core business by developing our own brands and/or through acquisition of brands/ brand licenses to sell quality apparel products for humans to customers in both retail and wholesale levels in Asia as well as distributing our customers’ apparel products on our sales platforms which can be a combination of both online, social media platforms, and brick-and-mortar stores. Given our customers are mainly mid-size brand owners and apparel companies that generally do not have a presence or any operations in Asia, having our own sales platforms servicing as their sales channel may work to our mutual benefit and help to widen our service capability as well as sources of revenue.

We plan to offer our apparel products via multi channels which may include strategically located brick and mortar channels, online channels, and social media platforms where customers can place orders for them through our website, mobile app, social media accounts or the brick-and-mortar store(s) that coped with strategically placed promotional materials and price strategies. We can also adopt a just-in-time inventory system to minimize the inventory of our apparel products and the obsolescence of such inventory. This business model will involve rapid design, production, distribution and marketing, and will allow us to pull large quantities of greater product variety as well as to meet the latest and newest trends and allow customers to get more style of value-for-money products.

To implement this new business, we plan to (i) expand our design and product development department, merchandising department and logistics department; (ii) set up a sales, marketing and distributions department and an information technology department; (iii) hire more inhouse designers to support our product development department and hire more merchandisers for sourcing and production management; (iv) acquire state-of-the-art computer aided design software and tools for use by our designers; (v) expand our warehouse; (vi) revamp our current website and build a new mobile app; and (vii) upgrade our enterprise resource planning (“ERP”) system, to cater for this new business. We expect that our total head count will be increased to at least 25 by 2026.

We also plan to obtain the rights from more labels to distribute their apparel products on our sales platforms. We believe this new business will complement our core business in selling quality apparel products and the provision of supply chain management total solutions to customers as we can cross-sell such services to customers which only utilize our sales platforms. There may be additional costs and infrastructure required in order to build out these direct sales capabilities.

While implementing the above strategies and business plans, we will seek to adhere to prudent financial management to ensure sustainable growth and capital sufficiency.

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Real Property

We currently operate in the following three leased premises in Hong Kong:

Location	Usage	Lease period	Monthly rent (HK$)	Approximate gross floor area

5th Floor, AIA Financial Centre 712 Prince Edward Road East San Po Kong, Kowloon Hong Kong	Head office, showrooms and warehouse	September 1, 2023 to August 31, 2026	236,980	11,849 square feet

Flat 4A, Chiap King Industrial Building 114 King Fuk Street San Po Kong, Kowloon Hong Kong	Warehouse and logistics center	August 1, 2023 to March 24, 2028	70,000	5,399 square feet

Flat A, 61/F Block 2, Harbourfront Landmark, No. 11 Wan Hoi Street, Kowloon, Hong Kong	Staff quarter	June 1, 2025 to May 31, 2027	70,000	2,139 square feet

Business Development

We strive to maintain good business relationships with our customers. Our ultimate controlling shareholder, executive director and chief executive officer, Mr. Cheung, with the support of our chairman and executive director, Mr. Sfez, is responsible for fostering, building and maintaining our relationship with customers and keeping abreast of market developments and potential business opportunities.

Pricing Model

In cases where we sell the finished products to our customers at a mark-up to compensate us for the comprehensive supply chain management services we provide to them, the price of apparel products we quote to our customers will depend primarily on, among other things, the quality and quantity of raw materials used, technical complexity of the design and details that are required to be incorporated in the apparel product and the number of SKU. For apparel products that are more technically demanding, we normally charge a higher profit margin. When determining the price of apparel products offered to our customers, we generally take into consideration, among other things, the production costs as quoted to us by the third-party manufacturers, the cost of materials (if required to be separately procured) and our expected margins. As our production cost is fixed at the time we offer our pricing to our customers, any fluctuation or changes to raw material costs would be borne by the third-party manufacturers.

In cases where we charge our customers service fees for the specific supply chain management services we provide to them, the service fees we quote to our customers will depend primarily on, among other things, the type of services involved, the time and skills required to provide the relevant services, our operating costs and the price of similar services in the market.

Customers

We serve a range of customers spanning from Western Europe, North America and the Middle East and East Asia. Our customers mainly comprise mid-size brand owners and apparel companies and certain of them have comprehensive operations with private labels that are sold internationally and locally. They generally do not have a presence or any operations in Hong Kong. Our total number of customers increased from 10 in the fiscal year ended September 30, 2023 to 71 in the fiscal year ended September 30, 2024, including eight recurring clients, and decreased to 23 customers in the fiscal year ended September 30, 2025, of which 12 were recurring customers. The decrease in the number of customers was mainly due to the dropping of the small customers that were not profitable to the Company. The top three customers contributed approximately 93.0%, 77.7% and 72.0% of our revenue during the fiscal years ended September 30, 2023, 2024 and 2025, respectively, of which three and four customers accounted for 10% or more of our total revenue for the fiscal years ended September 30, 2023, 2024 and 2025, respectively. Those top three customers accounted for approximately 48.0%, 33.2%, and 11.8% of our total revenue for the fiscal year ended September 30, 2023; and those top three customers accounted for approximately 28.5%, 25.4%, and 23.7% of our total revenue for the fiscal year ended September 30, 2024; and those four customers accounted for 32.7%, 26.7%, 12.6% and 12.4% of our total revenue for the fiscal year ended September 30, 2025.

We decide whether to pursue a business relationship with a customer based on, among other things, the projected number of orders and size of orders in terms of SKU that we expect to receive from such customer and their historical trading record with us (if any). Some customers provide us with their respective purchase projections for the coming year on an annual basis in the last quarter of each calendar year with their estimate of the quantity of apparel products required for each fashion season (i.e. either Spring/Summer or Fall/Winter). Such purchase projections provide an indication of the quantity of apparel products required by our customers for each fashion season. In order to minimize our credit risk, we conduct desktop searches and credibility checks on all new customers before accepting any orders from them. We generally do not enter into long-term contracts with our customers and sales contracts are negotiated and signed with our customers on a case-by-case basis. We generally commence discussions with our customers for new orders approximately six to seven months before a new batch of apparel products are offered for a new season.

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Suppliers

During the fiscal years ended September 30, 2023, 2024 and 2025, all our suppliers were third-party manufacturers. We have worked with a total of 39 third-party manufacturers, some of which have manufacturing facilities in the PRC, Vietnam, Bangladesh and Cambodia. The majority of the finished apparel products purchased in the fiscal years ended September 30, 2023, 2024 and 2025 were manufactured in the PRC.

We have a diversified base of third-party manufacturers with different technical capabilities, so we can choose the most suitable one for our customers based on their needs and specifications. We generally obtain quotations from two to three third-party manufacturers and negotiate various terms of engagement with them, including the total production costs, payment terms, delivery method and schedule before presenting our price quote to our customer. We generally do not enter into long-term contracts with our suppliers. For the fiscal years ended September 30, 2023, 2024 and 2025, aggregate purchases from our five largest suppliers accounted for approximately 63.1%, 77.8% and 80.6% of our total purchases, respectively, of which 3, 2 and 3 suppliers accounted for 10% or more of our total purchases for the fiscal years ended September 30, 2023, 2024 and 2025, respectively. They accounted for approximately 20.9%, 13.1% and 11.9% of our total purchases for the fiscal years ended September 30, 2023, 36.9% and 17.4% of our total purchases for the fiscal years ended September 30, 2024, and 31.9%, 17.3% and 14.9% of our total purchases for the fiscal years ended September 30, 2025, respectively.

Employees

At the date of this prospectus, we had a total of 17 employees and the number of our employees classified by function was as follows:

Management	3
Product development	2
Merchandising	5
Logistics	3
Finance & Administration	4
Total:	17

All our employees are local and they are not covered by collective bargaining agreements. We offer competitive salaries, discretionary performance-based bonuses and a defined contribution to an MPF scheme to our employees. We have complied with the statutory minimum wage requirement provided under the Minimum Wage Ordinance for the fiscal years ended September 30, 2023, 2024 and 2025 and consider our labor practices and employee relations to be good.

Intellectual Property

We provide our apparel supply chain management services under the brand name of “707.” We do not have any registered trademark, but we have registered the domain name http://www.707limited.com.

In Hong Kong, design elements of a wide range of products such as the shape, configuration, pattern or ornament of an article can be registered as registered designs provided that they appeal to and can be judged by the eye in the finished article. Owners of registered designs have the right to prevent others from manufacturing, importing, using, selling or hiring out their design products. We understand the importance of design and we endeavor to ensure that the design of the apparel products for our customers should not be in breach of any third-party intellectual property rights, in particular, design rights. Our sales contracts generally provide that all design rights created during our design process for our customers belong to our customers. To ensure that the design of the apparel products for our customers does not infringe any third-party rights, our product development staff are required to adopt the following work procedures:

(i)	all design work should be sufficiently documented with customer’s name/brand name and the relevant season (e.g. Fall/Winter 2023);
(ii)	all market trend analysis should be properly saved;
(iii)	prior to using, among other things, any graphics, images, patterns and designs provided by our customers, steps should be taken to diligently ensure that the intellectual property belongs to our customer or to ensure such designs do not belong to others, including (a) conducting desktop analysis which includes searches on online databases available at the governmental intellectual property offices in Hong Kong, the PRC and other jurisdictions that are relevant to our customers; (b) performing general searches using web search engines and a photo sharing website; (c) visiting websites of well-known international brands to conduct similarity test for possible intellectual property rights infringement; and (d) obtaining confirmation from our customers that the images or designs to be used in production are owned by them before we commence any design work;

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(iv)	all changes to any designs should be tracked and saved until the final adopted versions;
(v)	each final design draft should be approved by our chief executive officer, and when approving the design, we adopt the general principle that following a trend is fine but exact or substantially similar design should always be avoided;
(vi)	consult our chief executive officer in cases of any potential infringement; and
(vii)	if required, obtain legal advice to ensure that there is no infringement before we proceed to manufacture the apparel products.

To our best knowledge, we have not been involved in any proceedings with regard to, and we have not received notice of any claims or infringement of, any intellectual property rights that may be threatened or pending, in which we may be involved either as a claimant or respondent.

Cyber Security

We have the legal obligation to protect the personal data and confidential information of our customers. Therefore, to ensure the adherence to such obligations, we implement a number of internal control measures on our information technology systems, including (i) installing various firewalls and anti-virus software to protect our information technology systems from cyber security breaches such as unauthorized access, hacking and computer viruses; (ii) requiring proper approval for any request for firewall modification; (iii) recording and reviewing unusual situation and suspicious activity, and taking and properly documenting all follow-up actions immediately; (iv) enabling password protection for and restricted access (i.e. to designated personnel in accordance with their roles and responsibilities) to files that contain confidential personal information, and the staff in charge should ensure that password access will not be granted to unauthorized personnel; (v) enabling individual user’s password protection known only to the user for each computer, including password protected screen for all mobile equipment; (vi) reviewing access rights to computers on an annual basis, and access rights of all employees, contractors and third-party users to information and information processing facilities will be removed upon termination of their employment, contract or agreement, or otherwise adjusted; (vii) requiring the destruction of confidential files, products and devices to be made in a secure manner; and (viii) reminding computer users to avoid downloading unauthorized and suspicious software that could potentially compromise data security. Moreover, we perform system backup instantly using cloud technology.

We will continuously monitor and improve our internal control procedures to ensure that it is in line with the growth of our business and good corporate governance practice.

Insurance

We believe we maintain adequate insurance which includes without limitation (i) office content all risks (excluding stock) insurance covering business interruption, money & assault, public liability and employees’ compensation; (ii) property all risk insurance for the warehouse; (iii) credit insurance covering unpaid receivables; and (iv) group medical insurance. We believe that our existing insurance coverage is in line with the industry practice in Hong Kong and is customary for a business of its nature and size. We will continue to review our insurance coverage and where appropriate, make necessary and appropriate adjustments to align with our changing needs.

Litigation and Other Legal Proceedings

At the date of this prospectus, we are not party to any claim, litigation or arbitration of material importance and there was no claim, litigation or arbitration of material importance known to our directors to be pending or threatened against us which could have a material adverse effect on our business, results of operations or financial conditions.

Corporate Structure

Our Company was incorporated in the Cayman Islands on February 2, 2024 under the Companies Act as an exempted company with limited liability. Our authorized share capital is US$500,000 divided into 500,000,000 shares of a par value of US$0.001 each, comprising (a) 400,000,000 Class A Ordinary Shares of a par value of US$0.001 each and (b) 100,000,000 class B ordinary shares of a par value of US$0.001 each. Our Ordinary Shares were reclassified into Class A Ordinary Shares and Class B Ordinary Shares effective as of December 19, 2025. Following incorporation, our share capital was held 100% by JME as to 999,999 Ordinary Shares. On March 19, 2024, Goldstone and Long Vehicle acquired 46,000 and 46,000 Ordinary Shares from JME, representing 4.60% and 4.60% of the entire issued share capital of our Company, and on March 20, 2024, Expert Core and Harmony Prime acquired from JME 49,000 and 49,000 Ordinary Shares, representing 4.90% and 4.90% of the entire issued share capital of our Company. On 26 August 2024, one Ordinary Share was allotted and issued to JME in consideration of Mr. Cheung transferring 707IL to our Group. Historically, our Group was comprised of 707IL. We completed a share swap transaction on August 26, 2024 whereby the entire share capital of 707IL was transferred to Beta Alpha resulting in our Group being comprised of Beta Alpha and 707IL as our direct and indirect wholly-owned subsidiaries, respectively. On October 9, 2024, for the purpose of maintaining proportional shareholdings before and after the IPO Offering and taking into account the Company’s valuation and the requirements of the public float requirement of Nasdaq Capital Market, each of our then Shareholders, namely JME, Goldstone, Long Vehicle, Expert Core and Harmony Prime were allocated 15,520,000 Ordinary Shares, 883,200 Ordinary Shares, 883,200 Ordinary Shares, 940,800 Ordinary Shares and 940,800 Ordinary Shares, respectively, for cash at par to effectively implement a forward split. We sold 1,750,000 Ordinary Shares and the JME sold 750,000 Ordinary Shares pursuant to the IPO Offering.

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On March 25, 2026, the Company has approved the Initial Consolidation whereby every twenty (20) issued and unissued Class A Ordinary Shares and Class B Ordinary Shares of par value US$0.001 each was consolidated into one (1) Class A and one (1) Class B share, respectively, of par value US$0.02 each. Following the consolidation, the Company’s authorised share capital will remain at US$500,000, now divided into 25,000,000 shares of par value US$0.02 each, comprising 20,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares. Unless otherwise indicated, all share and per share information in this prospectus supplement reflect the Initial Consolidation. The financial statements and other financial information incorporated by reference into this prospectus supplement as of the date of this prospectus supplement do not reflect the Initial Consolidation and continue to present historical share and per share amounts on a pre-reverse split basis.

On March 25, 2026, the Company has approved the Further Consolidation of both its issued and unissued Class A Ordinary Shares and Class B Ordinary Shares, each with a par value of US$0.02. The consolidation will be effected at a ratio ranging from not less than one (1)-for-two (2) and not more than one (1)-for-two hundred and fifty (250), with the exact ratio and effective date to be determined by the Board in its sole discretion by no later than 21 September 2026, being 180 days after the 2026 extraordinary meeting.

The Equity Line of Credit

On November 20, 2025, we entered into an Equity Purchase Agreement (the “ELOC Purchase Agreement” or “ELOC”) with Hudson Global Ventures, LLC (the “Investor”), pursuant to which the Company has the right, but not an obligation to sell to the Investor, up to 100,750,360 Class A Ordinary Shares, par value $0.001 each at the Company’s sole discretion over the next 24 months, of which the Company is currently registering 48,750,360 Class A Ordinary Shares, subject to certain conditions precedent and other limitations, to include (i) up to 48,000,000 Class A Ordinary Shares that we may elect, in our sole discretion, to issue and sell to the Investor, from time to time from and after the commencement date under the ELOC Purchase Agreement, and, subject to applicable stock exchange rules, and (ii) 750,360 Class A Ordinary Shares (the “Commitment Shares”) issuable to the Investor as commitment shares under the ELOC Purchase Agreement (assuming a value of $0.20 per share, the closing price of our Class A Ordinary Shares on the Nasdaq Capital Market on January 20, 2026).

To this, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a put notice from time to time, to purchase the ELOC Shares (i) in a minimum amount not less than $25,000.00 and (ii) in a maximum amount up to the lesser of (a) $2,000,000 or (b) 200% of the average trading volume of the our Class A Ordinary Shares on the Nasdaq during the three (3) Trading Days immediately preceding the respective put notice date multiplied by the lowest closing price of our Class A Ordinary Shares on the Nasdaq during the three (3) trading days immediately preceding the respective put notice date. The Company’s right to issue a put notice for the ELOC Shares as was and will remain to be subject to general terms and conditions as stipulated under the ELOC, including there being an effective registration statement covering the ELOC Shares.

Pursuant to the ELOC, we may now issue and sell up to $18 million of ELOC Shares to the Investor. At this time, we are registering 48,000,000 ELOC Shares The price at which we may issue and sell ELOC Shares will be the lesser of (i) 90% of the average of the three (3) lowest traded prices of our Class A Ordinary Shares during the ten (10) trading days immediately preceding the respective put date (the “Initial Purchase Price”) or (ii) 90% of the lowest traded price of the Ordinary Shares during the three (3) trading days immediately following the respective clearing date associated with the Ordinary Shares from the applicable put notice (the “Market Price”), in each case as reported by Quote stream or other reputable source designated by the Selling Shareholder.

The obligation of the Investor to purchase shares of ELOC Shares under the ELOC begins on the date of the ELOC Purchase Agreement, subject to the satisfaction of the conditions set forth in the ELOC Purchase Agreement (including that a registration statement that we agreed to file with the SEC pursuant to the registration rights agreement remains effective), and ends on the earlier of (i) the date on which the Investor shall have purchased ELOC Shares pursuant to the ELOC Purchase Agreement equal to the Maximum Commitment Amount, (ii) twenty-four (24) months after the date of the ELOC Purchase Agreement (the “Commencement Date”), (iii) written notice of termination by us, or (iv) the registration statement is no longer effective after the initial effective date of the registration statement, or (v) our bankruptcy or similar event (the “Commitment Period”). We have, and will continue to control the timing and amount of any sales of the ELOC Shares to the Investor.

During the Commitment Period, the purchase price to be paid by the Investor for the ELOC Shares under the ELOC Purchase Agreement will be the lesser of (i) the Initial Purchase Price or (ii) the Market Price. The actual amount of proceeds we receive pursuant to each put notice is to be determined by multiplying the amount requested in the put notice by the applicable purchase price.

Additionally, a put notice shall not be deemed delivered to the Investor during the period beginning on the Put Date of the immediately prior put notice and continuing through the date that is three (3) Trading Days following the Clearing Date (as defined in the ELOC Purchase Agreement) associated with the immediately prior put notice (the “Cooldown Period”), provided, however, that the respective Cooldown Period shall not apply to the immediately prior put notice if (i) the ELOC Shares for the immediately prior put notice have been delivered to the Selling Shareholder pursuant to the terms of the ELOC Purchase Agreement, and (ii) the trading volume of our Class A Ordinary Shares on any trading day during the respective Cooldown Period exceeds 400% of the total Class A Ordinary Shares of the immediately prior put notice.

The net proceeds from sales, if any, under the ELOC Purchase Agreement, will depend on the frequency and prices at which we sell shares to the Investor. To the extent we sell ELOC Shares under the ELOC Purchase Agreement, we currently plan to use any proceeds therefrom for working capital and other general corporate purposes.

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In relation to the ELOC Shares, the Company also entered into a registration rights agreement, dated November 20, 2025 (the “Registration Rights Agreement”) with the Investor, pursuant to which the Company agreed to submit to the SEC an initial registration statement on Form F-1 (the registration statement, as amended, the “Registration Statement”) within thirty (30) calendar days from the date of the ELOC Purchase Agreement, covering the resale of the Commitment Shares and the Common Shares issuable pursuant to the ELOC, which may have been, or which may from time to time be, issued under the ELOC Purchase Agreement for public resale, and to use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC. The Company is filing the current registration statement further to the aforementioned Registration Rights Agreement. One-half of the Commitment Shares is freely transferable upon the effectiveness of the Registration Statement with the balance one-half freely transferrable after three business days from the closing of the exercise of the first put option.

The ELOC Purchase Agreement and the Registration Rights Agreement contain customary registration rights, representations, warranties, conditions and indemnification obligations by each party. The representations, warranties and covenants contained in the ELOC Purchase Agreement were made only for purposes of the ELOC Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such agreements and are subject to certain important limitations.

As the ELOC Purchase Agreement was entered into prior to the completion of the Initial Consolidation, all references to share numbers and par value in relation to the ELOC Purchase Agreement and ELOC Shares are all prior Initial Consolidation.

The following diagram illustrates our corporate structure as of the date of this prospectus:

Implications of Being a “Controlled Company”

Prior to this offering, JME is the beneficial owner of 390,300 Class A Ordinary Shares and 390,300 Class B Ordinary Shares, representing 27.66% of the total issued and outstanding Class A Ordinary Shares and 100% of the total issued and outstanding Class B Ordinary Shares, representing in aggregate 90.86% of voting power. Immediately after the completion of this offering, assuming the sale of all 1,250,000 Class A Ordinary Shares in this Offering and excluding the exercise of the Common Warrants, JME, our controlling shareholder, will own 390,300 Class A Ordinary Shares and 390,300 Class B Ordinary Shares, representing 14.67% of our total issued and outstanding Class A Ordinary Shares, 100% of our total issued and outstanding Class B Ordinary Shares, and representing in aggregate 81.72% of the total voting power. Assuming all the Common Warrants are exercised, JME will hold 390,300 Class A Ordinary Shares and 390,300 Class B Ordinary Shares, representing approximately 5.09% of our total issued and outstanding Class A Ordinary Shares, 100% of our total issued and outstanding Class B Ordinary Shares, and representing in aggregate 58.26% of the total voting power.

As a result, we will be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and therefore eligible for certain exemptions from the corporate governance requirements of the Nasdaq listing rules. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors;

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●	an exemption from the rule that director nominees be selected or recommended for selection by either a majority of the independent directors or a nomination committee comprised solely of independent directors; and

●	an exemption from the rule that a majority of our board of directors consist of independent directors.

As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements although we currently do not intend to rely on the exemptions.

In addition, our controlling shareholder will be able to exert significant control over our management and affairs, including approval of significant corporate transactions. Our status as a controlled company could cause our Class A Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price. As a result, the investors will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Implications of Our Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and;

●	will not be required to conduct an evaluation of our internal control over financial reporting for two years.

We will take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the fifth anniversary of the completion of this Offering occurs, (2) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the prior December 31, and (4) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting, are not required to provide a compensation discussion and analysis, are not required to provide a pay-for-performance graph or chief executive officer pay ratio disclosure, and may present only two years of audited financial statements and related MD&A disclosure.

Implications of Our Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

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●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing requirements. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of Nasdaq.

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The Offering

Class A Ordinary Shares offered by us	Up to 6,250,000 Class A Ordinary Shares in aggregate represented by (i) up to 1,250,000 Class A Ordinary Shares at an assumed fixed offering price of US$1.60 per Class A Ordinary Share during the duration of the offering, representing a discount of 22.1% compared to the last reported sale price of our Class A Ordinary Shares (assuming the last reported sale price already takes into account of the Initial Consolidation) on Nasdaq on March 25, 2026; and (ii) Common Warrants to purchase up to 5,000,000 Class A Ordinary Shares. Each Ordinary Share will be sold together with four Common Warrants.

Assumed public offering price	The Class A Ordinary Shares are offered at an assumed public offering price of US$1.60 per Class A Ordinary Share. The exercise price per Common Warrant is US$0.02.

Best efforts offering

We are offering the Class A Ordinary Shares on a best-efforts basis.

No minimum offering amount is required as a condition to closing this offering. We intend to complete one closing of this offering but may undertake one or more closings on a rolling basis. The offering will be terminated after 90 days of the effectiveness of this registration statement, provided that the closing(s) of the offering for all of the Class A Ordinary Shares have not occurred by such date, and may not be extended.

Class A Ordinary Shares and Class B Ordinary Shares issued and outstanding immediately after this offering, assuming the sale of all of the Class A Ordinary Shares offered in this Offering

2,660,968 Class A Ordinary Shares and 390,300 Class B Ordinary Shares, excluding the 5,000,000 Class A Ordinary Shares underlying the Common Warrants. This is based upon 1,410,968 Class A Ordinary Shares and 390,300 Class B Ordinary Shares issued and outstanding as of the data of this prospectus.

7,660,968 Class A Ordinary Shares and 390,300 Class B Ordinary Shares, including the 5,000,000 Class A Ordinary Shares underlying the Common Warrants. This is based upon 1,410,968 Class A Ordinary Shares and 390,300 Class B Ordinary Shares issued and outstanding as of the data of this prospectus.

Common Warrants	Each Ordinary Share will be sold together with four Common Warrants. Each Common Warrant has an exercise price per share equal to 1.25% of the public offering price of the Class A Ordinary Shares in this offering; the Common Warrant expires on the third anniversary of the initial exercise date. This offering also relates to the Common Warrants sold in this offering, and the Class A Ordinary Shares issuable upon exercise of any Common Warrants sold in this offering.

Use of proceeds

Based on an assumed public offering price of US$1.60 per Class A Ordinary Share, we estimate that we will receive net proceeds of approximately US$1,925.640 from this offering, excluding the exercise price for the Common Warrants, assuming the sales of all of the securities we are offering, after deducting estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for working capital and other corporate purposes. See “Use of Proceeds”.

Risk factors	Investing in our Class A Ordinary Shares involves high degree of risks. See “Risk Factors” beginning on page 23 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A Ordinary Shares.

Listing	Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “JEM”. There is no established public trading market for the Common Warrants. We do not intend to apply for a listing of the Common Warrants on any national securities exchange or other nationally recognized trading system and we do not expect a market to develop.

Transfer Agent	Transhare Corporation, 17755 North US Highway 19 Suite 140, Clearwater, FL 33764, telephone: (303) 662-1112.

Trading symbol	JEM

Payment and Settlement	We expect that the delivery of the Class A Ordinary Shares for the initial closing will be against payment therefor will occur within two business days of the purchase of the Class A Ordinary Shares.

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RISK FACTORS

Investing in our Class A Ordinary Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our Class A Ordinary Shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

If we fail to retain business relationships with two major recurring customers or secure new customers, our business, financial condition and results of operations may be adversely affected.

Two major recurring customers contributed approximately 81.2%, 49.1% and 35.8% of our revenue during the fiscal years ended September 30, 2023, 2024 and 2025, respectively. We have not signed any long-term contracts with these two customers and they are not obligated to continue placing any sales orders with us at all or at the comparable purchase level or on terms which they historically had done. There is no assurance that they will continue to engage us for our apparel supply chain management services and source apparel products and/or apparel-related accessories via us in the future. If either of these two major recurring customers ceases to transact with us or reduce the amount of sales orders placed through us, we may be unable to timely identify new customers for new orders to make up for the lost sales. Even if new orders are obtained, they may not be on comparable or better commercial terms, and our business prospects and results of operations may be adversely affected.

Our ability to obtain new business from our customers and to maintain good business relationship with them is subject to the stability of their operations and to their business strategies, both of which are beyond our control and our ability to predict. If our existing customers decide to change their business strategies, such as downsizing their business or suspending or ceasing their development or expansion plans due to changes in end consumer spending habits, market conditions, business strategies or performance, their demand for our services may fall or they may switch to only working with service providers that are willing to offer highly competitive quotations or a longer payment period or to accept commercially less favorable terms. Even if we are prepared to match the terms of our competitors, there is still no assurance that we will be awarded with the sales contract, and hence we cannot guarantee that there will be sufficient new and sizeable sales contracts in our pipeline to sustain our business and maintain or improve our current results of operations and financial condition. Any failure to obtain new sales orders from our customers or a significant decrease in the value of the new sales contracts and/or our customers’ significant delay in or failure to make payments to us could lead to loss of revenue and/or affect our liquidity and thus affect our business adversely. Accordingly, if we are unable to obtain business from new customers to diversify our customer portfolio, our business, financial condition and results of operations may be adversely affected.

Our relatively short operating history in the apparel supply chain management industry may make it difficult to evaluate our prospects and future financial results and our past growth rate, revenue and net profit margin may not be indicative of our future growth rate, revenue and net profit margin.

For the fiscal years ended September 30, 2023, 2024 and 2025, our revenue amounted to approximately HK$84.0 million, HK$88.0 million and HK$107.0 million, respectively. We have built a relationship with a range of customers, which include mid-size brand owners and apparel companies, some of whom have operations overseas with private labels that are sold internationally and locally and the number of our customers have increased from 10 in the fiscal year ended September 30, 2023 to 71 in the fiscal year ended September 30, 2024, and decreased to 23 customers in the fiscal year ended September 30, 2025. However, there is no assurance that we will continue to grow at the rate we experienced during the fiscal years ended September 30, 2023, 2024 and 2025. There is also no assurance that we will be able to successfully implement our business strategies and capture a larger market or expand our customer base in the future. If we are unable to implement our business strategies successfully, our results of operations and prospects may be materially and adversely affected.

There is an inherent risk in using historical financial information to project or estimate our financial performance in the future, as it only reflects our past performance under particular conditions, especially the unprecedented Pandemic. We may be unable to sustain our historical growth rate, revenue and net profit margin for various reasons, such as deterioration in the market conditions in the countries in which our customers or their businesses are based, intensification of competition among the apparel supply chain management service providers, inflation, high unemployment and other unforeseen factors which may affect the spending habits of end consumers and hence reduce the number of sales contracts awarded to us and/or reduce our profit margins under the sales contracts. There is no assurance that we will be able to achieve the performance we previously did. As such, our relatively short operating history in the apparel supply chain management industry may make it difficult to evaluate our prospects and future financial results. Investors should not solely rely on our historical financial information as an indication of our future financial or operating performance.

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We depend on our management team, particularly Mr. Cheung, and our ability to retain them and attract additional qualified personnel is critical to our success and our growth prospects.

Our business operations depend on the continuing services of our management team, particularly Mr. Cheung, our ultimate controlling shareholder, executive director and chief executive officer who has over 18 years of experience in the apparel industry and is instrumental in business development and the rapid growth of our Group, and other members of the management team, including our chairman and executive director, Mr. Sfez, our executive director and chief financial officer, Mr. Chak and the heads of our product development department and the merchandising department, who each have approximately 30 years of experience in their respective field of expertise, possess extensive apparel industry knowledge and experience and have considerable experience in working with renowned international fashion labels. While we have provided different incentives to our management team, we cannot assure you that we can continue to retain their services. If one or more members of our management team were unable or unwilling to continue in their present positions, we may be unable to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected (and all these can be particularly problematic because we have not maintained any key man insurance policy for Mr. Cheung and/or any other member of our management team), and we may incur additional expenses to recruit, train and retain qualified personnel. In addition, although we have entered into confidentiality and non-competition agreements with our executive directors, there is no assurance that they will not join one of our competitors or form a competing business. If any dispute arises between us and our current or former executive directors, we may have to incur substantial costs and expenses in order to enforce such agreements or we may be unable to enforce them at all.

The management of our existing operations, the expansion of our customer base and our future growth will depend on our ability to continue to identify, hire, train and retain experienced and qualified employees or consultants. We may be unable to continue to hire or retain key management personnel and other experienced and qualified employees or consultants and this could adversely impact our operations and growth.

There is no guarantee that we will receive payments from our customers in full on time or at all.

We generally request all our customers to provide a deposit to us at the signing of a sales contract, with the balance to be settled before shipment (for new customers) or up to 30 days after shipment (for recurring customers). In the case of recurring customers which have a good credit history with us, we may waive the requirement for a deposit and grant them a credit period of up to 45 days after shipment. There is no assurance that our customers will remain solvent or that our customers will pay us in full in a timely manner or at all. We could be engaged in prolonged negotiations with our customers with respect to the settlement of payments and could incur costs to enforce such payments from time to time. We have taken out credit insurance to cover the unpaid receivables but the policy does not cover all the unpaid receivables and there is a limit to the amount of turnover covered by such policy and the number of claims that we could make under the policy. Any failure by our customers to make any payment on time may have a material adverse effect on our liquidity and any failure by our customers to pay us in full may have a material adverse effect on our business, results of operations and financial condition.

Our cash conversion cycle is long and our cash flow may fluctuate due to customers’ payment practice for apparel products and/or apparel-related accessories delivered under the sales contracts.

The payment terms under a sales contract and the back-to-back purchase contract are subject to negotiation between ourselves and our customers on the one hand and between ourselves and the third-party manufacturer on the other, and hence will not match in most circumstances. The third-party manufacturers may request a deposit from us at the signing of the purchase contract but our customers may only pay us within 45 days after the finished apparel products and/or apparel-related accessories are shipped to them. As the lead time between the placing of orders by our customers and the completion of bulk production and delivery is generally between two to six months, we may incur net cash outflows for a sales order and it is uncertain when our cash flows of a particular sales order will turn from net cash outflows into cumulative net cash inflow as it depends on the delivery schedule and the payment practice of our customer. Given our cash conversion cycle is long and the timing of payment by our customers is uncertain, if we take up a large number of significant sales orders at a particular point of time and all the third-party manufacturers require deposits from us, we may not have sufficient and timely cash inflow from other sales orders to cover the position. We rely on prompt settlement of our invoices to meet our payment obligations to third-party manufacturers. If there is a material mismatch in time between receipt of payments from our customers and payment to third-party manufacturers and we fail to manage the fluctuation of our cash flow, our corresponding cash flow position and, in turn, our business, results of operations and financial conditions could be materially and adversely affected.

We are dependent on third-party manufacturers for the production of apparel products and apparel-related accessories, and any disruption to our relationship or their manufacturing operations could adversely affect our apparel supply chain management services.

All the apparel products and apparel-related accessories we sourced for our customers during the fiscal years ended September 30, 2023, 2024 and 2025 were produced by third-party manufacturers located in the PRC and Vietnam. As such, we rely heavily on the ability and efficiency of third-party manufacturers to produce apparel products and apparel-related accessories for our customers and third-party manufacturers play a vital role in our apparel supply chain management services. We do not enter into any long-term contracts with third-party manufacturers and purchase contracts are signed with them on a case-by-case basis depending on the needs and requirements of our customers. There is no assurance that all or any of the third-party manufacturers that we have worked with during the fiscal years ended September 30, 2023, 2024 and 2025 will continue to produce apparel products and/or apparel-related accessories for us at our desired quality and quantity, in a timely manner and on terms commercially acceptable to us. Any disruption to such third-party manufacturers’ production may inevitably have an impact on their ability to produce the apparels products and/or apparel-related accessories in line with our required schedule. If any of such third-party manufacturers terminates its business relationship with us for any reason or if there were changes to the current business arrangements, we may be unable to source suitable and stable supply of apparel products and/or apparel-related accessories from comparable alternative third-party manufacturers in a timely manner or on terms commercially acceptable to us. Any of the above may result in production delay which would adversely affect our ability to fulfil our customers’ orders and may result in our customers cancelling their sales orders with us, and these will adversely affect our sales and profitability.

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Moreover, as we do not enter into any long-term contracts with the third-party manufacturers, the contractual terms offered by them may also be susceptible to fluctuations with regard to pricing, timing, quality and the market condition at the time of negotiation. Any increase in their costs may be passed on to us but we might be unable to pass on all or part of the increase in costs to our customers, which may have a material adverse effect on our financial performance.

We rely on a limited number of suppliers, the loss of any of which could have a material impact on our ability to make our products and generate revenues from sales.

For the fiscal years ended September 30, 2023, 2024 and 2025, our purchases from our five largest suppliers together accounted for approximately 63.1%, 77.8% and 80.6% of our total purchases, respectively, while our purchase from our largest supplier accounted for approximately 20.9%, 36.9% and 31.9%, respectively, of our total purchases for the same periods. Our success depends on our ability to maintain close cooperation with our existing pool of suppliers and our ability to secure new and efficient supply chain solutions and production capacities. We do not enter into any long-term contracts with the suppliers, the contractual terms offered by them may also be susceptible to fluctuations with regard to pricing, timing, quality and the market condition at the time of negotiation. If we lose one or more of our suppliers, our ability to meet customer demand may suffer and we could lose sales, which may have a material adverse effect on our financial performance.

Any failure to maintain an effective quality control system may have a material adverse effect on our reputation, results of operations and financial condition.

As an apparel supply chain management service provider, quality control is a critical part of the supply chain management total solutions we provide to our customers. We have a quality control system for our merchandising staff to monitor and inspect the apparel products and/or apparel-related accessories produced for our customers from the time of production of proto samples (if required), procurement of raw materials to the apparel products and/or apparel-related accessories being produced during inline production. If there is any significant failure or deterioration in our quality control system or if we fail to meet or conform to the required specifications of our customers, it may result in product returns and/or customer claims or complaints and we may lose the customer. All these could have a material adverse effect on our reputation, results of operations and financial condition.

Our business and results of operations may be adversely affected if we are unable to capture, predict or respond timely to our customers’ and/or the end consumers’ needs and preferences or keep up with market/seasonal trends for apparel products and/or apparel-related accessories.

We believe that our success is, to a significant extent, attributed to the ability of our product development department to understand the respective apparel markets of our customers and design/develop apparel products and/or apparel-related accessories that suit our customers’ needs and ultimately the appetites of the end consumers. As fashion and taste are subjective matters, the market trend for apparels keeps changing and apparel products and/or apparel-related accessories are also subject to seasonal trends, we may be unable to capture or predict the future fashion trend and continue to design/develop apparel products and/or apparel-related accessories that appeals to our customers and the end consumers. If we fail to (i) capture, predict or respond timely to our customers’ and/or the end consumers’ needs and preferences; or (ii) design/develop appealing and commercially viable apparel products and/or apparel-related accessories that keep up with market/seasonal trends in a timely manner, our business and results of operations may be adversely affected.

If we have disruption to our supply chain, our results of operations could be adversely affected.

Transportation shortages, factory closures, delays in receipt of materials, labor shortages, port congestion, air freight cancellation and other supply chain disruptions may lead to prolonged delays in receiving supplies we need to make our products, and in turn could result in delays or our inability to provide our own products in a timely manner, which could result in lower than anticipated sales, delayed shipments to customers as committed and negative impacts on customer relationships. Any of these risks could adversely affect our results of operations.

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Fluctuations in consumer spending caused by social, economic, political and legal developments or instability, as well as any changes in government policies, in Western Europe, North America and the Middle East could materially and adversely affect our business, results of operations, financial condition and business prospects.

Our customers or their businesses are based in Western Europe, North America and the Middle East. Our customers’ purchasing decisions and quantity of orders they place with us, will be heavily influenced by the likely spending habits of the end consumers which, in turn, will be influenced by macroeconomic conditions in their country of residence. Therefore, our business, results of operations, financial condition and business prospects are significantly exposed to the social, economic, political and legal developments in Western Europe, North America and the Middle East. Uncertainties in these areas include, but are not limited to, the risks of war, regional conflicts, terrorism, extremism, nationalism, nullification of contracts, changes in interest rates, inflation, imposition of capital controls, foreign ownership restrictions and international sanctions, changes in government policies or introduction of new rules or regulations concerning the apparel industry (such as new trade barriers, sanctions and boycotts) as well as methods of taxation. In particular, events with adverse impact on investors’ confidence and risk appetites, such as general deterioration of the economy in Western Europe, North America and the Middle East, mass civil disobedience movements (such as strikes and industrial actions), significant fluctuations in the stock exchange, deterioration of political relations or tightening of foreign investment may lead to an economic downturn in Western Europe, North America and the Middle East slowing down all sorts of economic activities in general which, in turn, may adversely affect the spending habits of the end consumers and hence the purchasing decisions of our customers who are or whose businesses are based in Western Europe, North America and the Middle East. If there were a material decrease in the sales orders from our customers in these markets or they put greater pricing pressure on us, there is no assurance that we will be able to respond quickly to develop new markets to make up for the lost sales or to pass on the pricing pressure to our suppliers. All these will adversely affect our business, results of operations, financial conditions and business prospects.

As open economies, the domestic economies of Western Europe, North America and the Middle East are affected by many other unpredictable factors such as global economic, social, legal and political developments and changes in local and international economic and political situations. There is no assurance that any changes in the existing government policies, economic, social and political conditions and the business environment in Western Europe, North America and the Middle East in the future, some of which are beyond our control (such as natural disasters, pandemics/epidemics like the outbreak of the Pandemic, severe acute respiratory syndrome, the H5N1 strain of avian influenza and the H1N1 strain of swine flu, acts of God and other disasters), will not have a negative effect on the spending habits of the end consumers and hence the purchasing decisions of our customers, which directly affect our business prospects. Specifically, our business and results of operations could be materially and adversely affected by changes in laws and regulations concerning the apparel industry, foreign trade, taxation and ownership and expropriation of property, as well as environmental or health and safety matters, in Western Europe, North America and the Middle East.

The future growth and level of profitability of the apparel supply chain management services industry in Hong Kong depend primarily upon consumer spending on apparel products and/or apparel-related accessories as well as the development of the apparel industries in Western Europe, North America and the Middle East, the nature, extent and timing of which will be determined by the interplay of a variety of factors, in particular, the investments of fashion labels as well as the general conditions and prospects of the local economies. Economic changes as well as cultural, lifestyle, weather, demographics and population changes may affect the demand for apparel products and/or apparel-related accessories in Western Europe, North America and the Middle East, and hence the business strategies of our customers which, in turn, will affect our business prospects and results of operations. There are also many other factors affecting the apparel industry in Western Europe, North America and the Middle East, including (i) general political, economic, financial and social developments in Western Europe, North America and the Middle East; (ii) inflation; (iii) unemployment rate; (iv) fluctuations in interest rates; (v) local government policies; (vi) cyclical trends of the regional and global economies; and (vii) global warming and extreme weathers. If the apparel industry in Western Europe, North America and the Middle East declines for any reason, our business, results of operations, financial condition and future prospects could be adversely affected.

Natural disasters and other catastrophic events beyond our control could adversely affect our business operations and financial performance.

The worldwide apparel industry had generally suffered a serious blow during the Pandemic and quarantining and working from home had a profound effect on how people shopped and the type of clothing they purchased during the Pandemic. Although our Group was established in 2021 and we were able to avoid most of the negative impacts that the Pandemic had brought to the apparel industry and the apparel supply chain management industry, the occurrence of one or more other natural disasters, such as fires, hurricanes, tornados, tsunamis, floods and earthquakes; geo-political events, such as civil unrest in a country in which our suppliers are located or terrorist or military activities disrupting transportation, communication or utility systems; or other highly disruptive events, such as nuclear accidents, pandemics, unusual weather conditions or cyberattacks, could adversely affect our operations and financial performance. The occurrence of these events or another global pandemic (including the resurgence of the Pandemic pandemic) could result in, among other things, operational disruptions, physical damage to or destruction or disruption of one or more of our properties or properties used by third parties in connection with the supply of products or services to us, the lack of an adequate workforce in parts or all of our operations and communications and transportation disruptions which, in turn, could also cause consumer confidence and spending to decrease or result in increased volatility in Hong Kong, countries in which our customers and their businesses are based (including Europe, North America and the Middle East) and global financial markets and economy. Such occurrences in the future could have a material adverse effect on our business, financial condition and results of operations and could also have indirect consequences such as increases in the costs of insurance if they result in significant loss of property or other insurable damage.

Our success depends on our ability to maintain our reputation and our business and financial results may be harmed if events occur that damage our reputation.

Our business, results of operations and prospects depend, in part, on our ability to maintain the value of our reputation for providing high quality products and services. We could lose existing or potential customers and/or opportunities for securing new sales contracts if our reputation were to be associated with any negative publicity, including negative complaints raised by unsatisfied customers, that comes to the public’s attention. If we fail to successfully maintain, promote and position our brand and protect our reputation, our business, financial condition and operating results may be adversely affected.

A shift in our customers’ business model to business-to-business may affect our sales.

In our current business model, we act as an intermediary between brand owners and retailers and third-party manufacturers. With the internet, third-party manufacturers may set up their own business-to-business commerce sites, and our customers may get easy access to third-party manufacturers and reduce their need to rely on apparel supply chain management services, which will have a material adverse impact on our business and results of operations.

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We operate in a competitive market.

The apparel supply chain management service industry in Hong Kong is highly fragmented and competitive. We believe that there are over 10,000 apparel supply chain management service providers in Hong Kong at the date of this prospectus, and they generally compete on (i) reputation and certifications (such as ISO 9000, ISO 14000 and the Global Organic Textile Standard) which help to establish a service provider’s credentials; (ii) scope of services encompassing the entire supply chain process which may help to reduce production lead times and costs; (iii) scope and economies of scale which may help to lower production costs; (iv) financial risk management; and (v) credibility with apparel brand owners or retailers and manufacturers. Some of our competitors may have more manpower and resources, more certifications which help to establish their credentials, longer operating histories, more financial strength, stronger relationships with customers and higher level of market recognition than we have. When we provide quotation on apparel products and/or apparel-related accessories for our customers, we may face keen competition and significant downward pricing pressure, thereby reducing our profit margins, which will have an adverse effect on our profitability and results of operations. If we fail to adapt to market conditions and customer preferences expediently or otherwise fail to provide a competitive quotation as compared to our competitors, our potential customer may turn to our competitors. As a result, our business, results of operations, financial condition and business prospects may be materially and adversely affected.

A strong U.S. dollar may affect the demand for our apparel products and apparel-related accessories.

All our sales are quoted in U.S. dollars. The strengthening of the U.S. dollar against other major currencies in the world, in particular, the domestic currencies used by our customers and the end consumers may result in a lower demand for our apparel products and apparel-related accessories due to higher sales price after the currency conversion. All major currencies in the world had hit its lowest level against U.S. dollars in the last calendar quarter of 2022, and the U.S. dollar remains strong at the date of this prospectus. Any further strengthening of the U.S. dollar will continue to put pressure on the purchasing power of our customers which may reduce the sales orders placed from these customers and our financial performance will be adversely affected as a result.

If we or the third-party manufacturers engaged by us are required to comply with social responsibility and social compliance standards or if there are changes in existing laws, regulations and government policies requiring such compliance, we may need to adopt additional internal control measures and this may increase our costs and adversely affect our financial performance.

Most of our customers currently do not require us or the third-party manufacturers engaged by us to comply with their social responsibility or social compliance standards (“Standards”), such as fair, safe and healthy working conditions and environmental responsibility. If all our customers adopt similar Standards or if there are changes in existing laws, regulations and government policies that require all our customers to adopt similar Standards, we may need to adopt additional internal control measures to ensure that the third-party manufacturers we engage to manufacture the apparel products and/or apparel-related accessories for these customers are in compliance with such Standards and this may increase our costs and adversely affect our financial performance. Even if we have adopted such additional internal control measures, there is no assurance that we will discover the third-party manufacturers’ violations to such Standards at all or in a timely manner. If any third-party manufacturer fails to comply with such Standards and they are unable to remedy the violation, we may have to terminate our purchase contract with them and identify another qualified third-party manufacturer to fulfil the order. That may delay the delivery of finished apparel products and/or apparel-related accessories to our customers, increase our costs and result in our customers discontinuing our apparel supply chain management services which, in turn, may adversely affect our reputation, business and profitability.

The nature of our business exposes us to product liability claims.

A product liability claim attempts to hold the manufacturer or seller of a product accountable for allowing a defective product to enter into the stream of commerce. There are three types of defects in apparel products and apparel-related accessories that may result in liability, namely design defects, manufacturing defects and defective warnings (which includes the failure to properly instruct a consumer on how to use the product). For instance, an apparel product may be flammable and does not meet local safety standards for fire and burn ratings and there is inadequate warning regarding flame and fire risks to the end consumers. There is no assurance that we and/or the third-party manufacturers engaged by us will not design, develop or manufacture any apparel products and/or apparel-related accessories that are defective. If any defective apparel products and/or apparel-related accessories designed, developed or manufactured by us and/or the third-party manufacturers engaged by us are subsequently sold by our customers, we may be exposed to product liability claims from our customers and/or the end consumers and we may have to recall all the defective apparel products and/or apparel-related accessories in the market. Even if we managed to recall all the defective apparel products and/or apparel-related accessories, or if we defend or settle such claims, our reputation, business, results of operations, financial condition and business prospects may be adversely affected.

If we are unable to maintain and protect our intellectual property, or if third parties assert that we infringe on their intellectual property rights, our business could suffer.

Our business depends, in part, on our ability to identify and protect proprietary information and other intellectual property such as our customers’ designs, information and business methods. We rely on a combination of trade secrets, confidentiality policies, non-disclosure and other contractual arrangements and copyright and trademark laws to protect our intellectual property rights. However, we may not adequately protect these rights, and their disclosure to, or use by, third parties may harm our competitive position. Our inability to detect unauthorized use of, or to take appropriate or timely steps to enforce, our intellectual property rights may harm our business. Moreover, third parties may claim that our business operations infringe on their intellectual property rights. These claims may harm our reputation, cost us money to defend, distract the attention of our management and prevent us from offering some services. Confidential intellectual property is increasingly stored or carried on mobile devices, such as laptop computers, which increases the risk of inadvertent disclosure where the mobile devices are lost or stolen and the information has not been adequately safeguarded or encrypted. This also makes it easier for someone with access to our systems, or someone who gains unauthorized access, to steal information and use it to our disadvantage. Advances in technology, which permit increasingly large amounts of information to be stored on mobile devices or on third-party “cloud” servers, may exacerbate these risks.

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Our current insurance coverage may not sufficiently protect us against all the risks we are exposed and the insurance premium may increase.

There can be no assurance that our current insurance will cover all our risks or adequately protect us against all liabilities arising from claims and litigation against us. We will have to bear any losses, damages or liabilities in the course of our operations arising from events for which we do not have adequate insurance coverage. Further, the insurance premium payable by us depends on various factors, such as our insurance claim track record. There is no assurance that the insurance premium payable by us will not increase or that our insurance coverage will not be reduced in the future. If we were held liable for uninsured losses, the amounts of claims for insured losses exceed the limits of our insurance coverage or the insurance premium payable by us increases significantly, our business, results of operations and financial condition may be materially and adversely affected.

We may implement business strategies and future plans that may not be successful.

The successful implementation of our business strategies and future plans depends on a number of factors, including general market conditions, the availability of funds, competition and our ability to retain and recruit competent employees. There is no assurance that our business strategies and future plans can be implemented effectively and successfully within the planned time frame, or at all, as some of these factors are beyond our control. If any implementation of these strategies and plans fails or is delayed, we may be adversely affected by investment expenses that have not led to the anticipated results, by the distraction of management from our core business or by damage to our brand or reputation. Additionally, if we fail to secure adequate funds in a timely manner, we may also be unable to pursue opportunities to expand our business. All these may adversely affect our future growth, results of operations and profitability.

Our executive officers have no prior experience in operating a U.S. public company, and their inability to operate the public company aspects of our business could harm us.

Our executive officers have no experience in operating a U.S. public company, which makes our ability to comply with applicable laws, rules and regulations uncertain. Our failure to comply with all laws, rules and regulations applicable to U.S. public companies could subject us or our management to regulatory scrutiny or sanction, which could harm our reputation and share price. We do plan to hire or engage individuals that have US public company experience.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of the Ordinary Shares.

We are a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. If we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under securities laws and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions.

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We will be subject to changing laws, rules and regulations in the U.S. regarding regulatory matters, corporate governance and public disclosure that will increase both our costs and the risks associated with non-compliance.

We are subject to rules and regulations by various governing bodies and self-regulatory organizations, including, for example, the SEC and the Nasdaq, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, as these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

Our business could be adversely affected by information technology systems breakdown or disruption.

We depend on our information technology systems to (i) conduct market trend analysis; (ii) manage our logistic services; (iii) trace information on our sales contracts and purchase contracts; (iv) manage our work schedules; and (v) review our performance. We also depend on our information technology systems to assist us in our (a) designs and drawings; and (b) communication with our customers and third-party manufacturers. An extended breakdown or failure of our information technology systems could disrupt our operations and have an adverse effect on our business, financial condition and results of operations.

The economic, political and social conditions of the PRC as well as its government policies may adversely affect our business and results of operations.

The vast majority of our suppliers, which are third-party manufacturers, have manufacturing facilities in the PRC and most of the apparel products and/or apparel-related accessories sold by us during the fiscal years ended September 30, 2023, 2024 and 2025 were manufactured in the PRC. As such, our business and results of operations may indirectly be adversely affected by changes in political, economic and social conditions or the relevant policies of the PRC government, such as changes in laws and regulations (or the interpretations thereof), measures which might be introduced to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and the imposition of additional export restrictions. Furthermore, a significant portion of economic activities in the PRC are export-driven and, therefore, are affected by developments in the economies of the principal trading partners of the PRC and other export-driven economies. In the past, the PRC government has implemented a number of measures to prevent the PRC economy from overheating and their current policy is to boost domestic spending. Many of the economic reforms undertaken by the PRC government are unprecedented and may be subject to change, revision or abolition. We can offer no assurance that the PRC government will continue to pursue a policy of economic and social reform. The policies and other measures taken by the PRC government to regulate the PRC economy and social condition may adversely affect our operating and financial results.

Risks Related to Doing Business in Hong Kong

Through long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight over the conduct of our business, which could result in a material change in our operations and/or the value of our Ordinary Shares. Changes in the policies, regulations and rules and the enforcement of laws of the Chinese government may also occur and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Ordinary Shares, potentially rendering them worthless.

Our operations are located in Hong Kong. In addition, PRC laws and regulations may be interpreted and applied inconsistently by different Hong Kong or PRC agencies or authorities, and may be inconsistent with our current policies and practices. New laws, regulations, and other government directives in the PRC that apply to our Operating Subsidiary in Hong Kong may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other PRC or Hong Kong government actions may:

●	intervene or interfere with our operations at any time;
●	delay or impede our development;
●	result in negative publicity or increase our operating costs;
●	require significant management time and attention; and/or
●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

Any such interventions or actions could result in a material negative change in our operations, which could also negatively impact the value of our Ordinary Shares.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China, including the regulation of certain activities in the United States and global securities markets, enhancing supervision over PRC-based companies listed overseas using VIE structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since some of these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange.

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The PRC government may exert more supervision and regulations over offerings conducted overseas and foreign investment in the PRC or HK-based issuers, which may result in a material change in our operations and/or the value of our Ordinary Shares, or even our ability to continue to offer securities to investors, in which case the value of our Ordinary Shares could significantly decline or become worthless.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to achieve compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Ordinary Shares, potentially rendering them worthless.

In the event the PRC government restricts or prohibits cash transfers from Hong Kong, our ability to distribute earnings and pay dividends may be impeded, thus limiting our ability to grow our business or receive earnings to the detriment of our investors.

Further, there are currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between 707 Cayman Holdings Ltd., the ultimate holding company, and 707IL, the wholly-owned operating subsidiary in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to fund operations outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from 707IL.

The Chinese regulatory authorities could disallow our organizational structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

We are exposed to various risks and uncertainties stemming from the interpretations and implementations of laws and regulations in the PRC. These include, but are not limited to, the regulatory scrutiny of PRC companies’ overseas listings. Furthermore, we are susceptible to potential risks and uncertainties associated with future actions undertaken by the PRC government, which could potentially result in the disallowance of our organizational structure. Such an outcome would likely lead to a substantial transformation in our operational activities, and as a consequence, the value of our Ordinary Shares may experience a significant depreciation or even become worthless.

We may become subject to a variety of PRC laws and other regulations regarding data protection or cybersecurity, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection, although we do not believe that we are currently subject to any such laws or regulations. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

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The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides the main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the CAC, the Ministry of Industry and Information Technology, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the CAC, the Ministry of Public Security and the State Administration for Market Regulation have interpreted and enforced data privacy and protection laws and regulations within their respective areas.

In November 2016, the Standing Committee of China’s National People’s Congress passed the CSL, which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the CAC and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The CAC has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas initial public offerings. On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits. The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business.

On December 28, 2021, thirteen PRC regulatory agencies, namely, the CAC, the National Development and Reform Commission, the Ministry of Industry and Information Technology, the Ministry of Public Security, the Ministry of State Security, the Ministry of Finance, the Ministry of Commerce, the State Administration for Market Regulation, CSRC, the People’s Bank of China, the National Radio and Television Administration, National Administration of State Secrets Protection and the National Cryptography Administration, jointly adopted and published the Measures for Cybersecurity Review (2021), which became effective on February 15, 2022. The Measures for Cybersecurity Review (2021) required that, among others, in addition to “operator of critical information infrastructure” any “operator of network platform” holding personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review.

According to the temporary application of Chinese laws related to cybersecurity to companies within China, companies established in Hong Kong are not within the scope of application. The Company is therefore currently not required to obtain regulatory approval from the CAC nor any other PRC authorities for its and its subsidiaries’ operations in HK.

We do not expect to be subject to the cybersecurity review by the CAC, given that: (i) using our products and services do not require providing users’ personal information; (ii) we possess minimum amount, if not none of personal information in our business operations; (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities and (iv) our operations are in HK, a Special Autonomous Region apart from mainland PRC. However, detailed implementation and interpretation related to network security are still under development. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us, where applicable and necessary.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

We believe that we have been in compliance with the data privacy and personal information requirements of the CAC. Neither the CAC nor any other PRC regulatory agency or administration has contacted the Company in connection with the Company’s or its subsidiaries’ operations.

We may be subject to a variety of laws and other obligations regarding data protection in HK. The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) came into force on 20 December 1996. The PDPO states that any person who controls the collection, holding, processing or use of personal data (the “data user”) shall not do any act, or engage in a practice, that contravenes any of the data protection principles set out in Schedule 1 to the PDPO (the “Data Protection Principles”) unless the act or practice, as the case may be, is required or permitted under the PDPO. Personal data means any data (a) relating directly or indirectly to a living individual; (b) from which it is practicable for the identity of the individual to be directly or indirectly ascertained; and (c) in a form in which access to or processing of the data is practicable.

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The Data Protection Principles set out that (1) personal data must be collected in a lawful and fair way, for a purpose directly related to a function or activity of the data user. Data subjects must be notified of the purpose for which the data is to be used and the classes of persons to whom the data may be transferred. Data collected should be adequate but not excessive; (2) personal data must be accurate and should not be kept for a period longer than necessary for the fulfillment of the purpose for which the data is or is to be used; (3) personal data must be used for the purpose for which the data is collected or for a directly related purpose unless voluntary and explicit consent with a new purpose is obtained from the data subject; (4) a data user shall take practicable steps to safeguard any personal data held against unauthorized or accidental access, processing, erasure, loss or use; (5) a data user shall take practicable steps so that its policies and practices in relation to personal data, the kind of personal data it holds and the main purposes for which the personal data is or is to be used for are made known to the public; and (6) a data shall be entitled to request access to personal data and must be allowed to correct the personal data if it is inaccurate.

Moreover, the Personal Data (Privacy) (Amendment) Ordinance 2021 (the “PDPAO”) came into effect on 8 October 2021. It amends the PDPO, particularly to: (i) criminalize doxing, i.e. unconsented disclosure of personal information of targeted individuals and groups; (ii) introduce a cessation notice regime to tackle doxing with extra-territorial reach; and (iii) substantially expand the investigation and enforcement powers of the Privacy Commissioner for Personal Data, in contexts beyond doxing.

We are of the view that we are not likely to be in breach of the PDPO and the PDPAO, for the following reasons: (i) using our products and services do not require providing applicable users’ personal information and (ii) we possess a minimum amount, if not none of the personal information in our business operations. Nonetheless, we are subject to laws and regulations relating to the collection, storage, use, processing, transmission, retention, security and transfer of personal information and other data. The interpretation and application of laws, regulations and standards on data protection and privacy may continue to evolve. We cannot assure you that the governmental authorities will not interpret or implement the laws or regulations in ways that negatively affect us. We may be subject to investigations and inspections by government authorities regarding our compliance with laws and regulations on data privacy, and we cannot assure you that our practices will always fully comply with all applicable rules and regulatory requirements. In addition, laws, regulations and standards on data protection and privacy continue to develop and may vary from jurisdiction to jurisdiction. Complying with emerging and changing international requirements may cause us to incur substantial costs or require us to change our business practices.

We do not expect the China’s Enterprise Tax Law to be applicable to us as we do not have any subsidiary incorporated in the Mainland China as a PRC domestic company. Further, in August 2006, Hong Kong and China have signed a comprehensive arrangement titled “Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income” (the “Comprehensive Double Taxation Arrangement”) for the allocation of the right to tax between the two jurisdictions on a reasonable basis to avoid double taxation of income. The Comprehensive Double Taxation Arrangement covers income from immovable property, associated enterprises, dividends, interest, royalties, capital gains, pensions and government services etc. The Comprehensive Double Taxation Arrangement has since then been modified in 2008, 2010, 2015 and 2019 under different protocols for the purpose of further develop the economic relationship and to enhance the co-operation in tax matters, intending to eliminate double taxation with respect to taxes on income without creating opportunities for non-taxation or reduced taxation through tax evasion or avoidance (including through treaty-shopping arrangements aimed at obtaining tax reliefs provided in the Comprehensive Double Taxation Arrangement for the indirect benefit of residents of third tax jurisdictions). Currently, we do not rely on the Comprehensive Double Taxation Arrangement and no application has been made thereto.

The Opinions recently issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council and the New Overseas Listing Rules promulgated by the CSRC may subject us to additional compliance requirements in the future.

On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Overseas Listing Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Overseas Listing Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC; if a domestic company fails to complete the filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited combined financial statements for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

Based on the above mentioned, given that (i) the Group currently does not have, nor do it currently intend to establish, any subsidiary nor plan to enter into any contractual arrangements to establish a VIE structure with any entity in the PRC; (ii) it is not controlled by any PRC entity or individual; (iii) it does not have any operation in the PRC, nor does it have any partnership or cooperation with any PRC entity or individual; (iv) it currently does not have, nor does it plan to have, any investment, such as owning or leasing any asset, in the PRC; (v) none of the senior managers in charge of the business operations and management are citizens of the PRC or domiciled in mainland China; and (vi) no revenue of the Company is generated from the PRC, this Offering shall not be deemed as a domestic enterprise that indirectly offer or list securities on an overseas stock exchange, nor does it requires filing or approvals from the CSRC. We are not subject to any PRC laws and regulations except to those applicable to Hong Kong listed in Annex III of the Basic Law. We do not need permission or approval from the Chinese government to operate our business or offer our Ordinary Shares. As such, we have not applied for and we have not been denied any permissions or approvals. We believe, and based on our previous advice given by our PRC legal counsel, Guangdong Wesley Law Firm, that we do not need permission or approval from the Chinese government to operate our business or offer our Common Shares. As such, we have not applied for and we have not been denied any permissions or approvals.

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Further, as of the date of this prospectus, based on our previous advice obtained from our PRC legal counsel, we believe the Company is not considered a domestic enterprise under the Trial Measures and the Trial Measures do not apply to the Company, and its listing on Nasdaq does not require fulfilling the filing procedure to the CSRC. However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this Offering. If we or our Operating Subsidiaries inadvertently conclude that such approvals are not required, we may be required to make corrections, be given a warning, be fined between RMB 1 million and RMB 10 million, warn the responsible person and impose a fine of not less than RMB 500,000 but not more than RMB 5 million, fine the controlling shareholder not less than RMB 1 million but not more than RMB 10 million, prevent the Company from entering the securities market and our ability to offer or continue to offer our Ordinary Shares to investors could be significantly limited or completed hindered, which could cause the value of our Ordinary Shares to significantly decline or become worthless. Our Group may also face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of the PRC, limit our operations in the PRC, delay or restrict the repatriation of the proceeds from this Offering into the PRC or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

On February 24, 2023, the CSRC revised the Archives Rules issued in 2009. The Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises (“the revised Archives Rules”) came into effect on March 31, 2023. In the overseas listing activities of domestic companies, domestic companies, as well as securities companies and securities service institutions providing relevant securities services thereof, should establish a sound system of confidentiality and archival work, shall not disclose state secrets, or harm the state and public interests. Where a domestic company provides or publicly discloses to the relevant securities companies, securities service institutions, overseas regulatory authorities and other entities and individuals, or provides or publicly discloses through its overseas listing entity, any document or material involving any state secret or any work secret of any governmental agency, it shall report to the competent authority for approval in accordance with the law, and submit to the secrecy administration department for filing. Securities companies and securities service organizations shall comply with the confidentiality and archive management requirements, and keep the documents and materials properly. Securities companies and securities service institutions that provide domestic enterprises with relevant securities services for overseas issuance and listing of securities shall keep the working papers they compile (such as the records of working plan and procedure, evidence and supporting materials related to the services which are obtained and prepared by the aforementioned service providers) within the territory of the PRC. If such working papers need to be taken abroad, approval shall be obtained in accordance with relevant provisions.

The Trial Overseas Listing Measures, and the revised Archives Rules as enacted, do not presently subject us to additional compliance requirements because we are not considered a PRC-based “domestic company” and are instead subject to general application of the Basic Law. However, we cannot assure you that they will not apply to us in the future. If they do eventually apply to us, we cannot assure you that we will be able to get the clearance of filing procedures under the Trial Overseas Listing Measures on a timely basis, or at all. Any failure by us to fully comply with new regulatory requirements, including but limited to the failure to complete the filing procedures with the CSRC if required, may significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Ordinary Shares to significantly decline in value or become worthless.

Additionally, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are also subject to the risks of uncertainty about any future actions the Chinese government or authorities in Hong Kong may take in this regard.

Should the Chinese government choose to exercise significant oversight and discretion over the conduct of our Hong Kong Operating Subsidiary’s business, it may intervene in or influence our operations. Such governmental actions (i) could result in a material change in our Operating Subsidiary’s operations; (ii) could hinder our ability to continue to offer securities to investors; and (iii) may cause the value of our Ordinary Shares to significantly decline in value or become worthless.

The Hong Kong legal system is subject to uncertainties in the interpretation and enforcement of PRC laws and regulations.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, prescribes that Hong Kong’s current sovereignty will remain in effect for 50 years.

The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. We cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

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We may be affected by adverse changes in the political, economic, regulatory or social conditions in Hong Kong.

Our operations in HK are subject to special PRC considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. Our operating results may be adversely affected by changes in the political and social conditions in HK, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things. Similarly, Hong Kong’s economy differs from the economies of most developed countries in many respects, including the amount of PRC government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Economic conditions in Hong Kong are sensitive to global economic conditions. Any economic downturn, changes in policies, currency and interest rate fluctuations, capital controls or capital restrictions, labor laws, changes in environmental protection laws and regulations, duties and taxation and limitations on imports and exports in these countries may materially and adversely affect our business, financial condition, results of operations and prospects.

A recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our Offering.

On April 21, 2020, former SEC chairman Jay Clayton and former PCAOB chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

The HFCAA was enacted on December 18, 2020. The HFCAA states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two years.

On June 22, 2021, the U.S. Senate passed the Consolidated Appropriations Act, which was signed into law by President Biden and contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. A termination in the trading of our securities due to an involuntary delisting or any restriction on the trading in our securities would be expected to have a negative impact on the Company as well as on the value of our securities, should we face heightened operational and legal risks in relation to HFCAA compliance.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB determinations relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

On August 26, 2022, the PCAOB announced that it had signed the SOP with the CSRC and the Ministry of Finance of China. The SOP Agreement establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. The PCAOB’s December 15, 2022 determination may be subsequently vacated and does not automatically grant a grace period. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and resumed regular inspections in early 2023. It continues pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA, if needed. Even though the PCAOB’s December 15, 2022 determination significantly reduces the risk of an involuntary delisting under the HFCAA, it does not eliminate other requirements for companies with PRC operating entities’ operations in China like us under both the HFCAA and SEC guidance.

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Our auditor, ARK Pro CPA & Co, an independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in Hong Kong. As of the date of this prospectus, our auditor is not subject to the PCAOB determinations announced by the PCAOB on December 16, 2021 relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong.

Additionally, the recent developments have added uncertainties to our offering and we cannot assure you whether the national securities exchange we apply to for listing or regulatory authorities would apply additional or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit. Furthermore, the HFCAA, which requires that the PCAOB be permitted to inspect the issuer’s public accounting firm within two years, as amended, may result in the delisting of our Company in the future if the PCAOB is unable to inspect our accounting firm at such future time. Our securities may be prohibited from trading if our auditor cannot be fully inspected as more stringent criteria have been imposed by the SEC and the PCAOB recently. While the Company’s auditor is based in Hong Kong and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and has made plans to resume regular inspections, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA, if needed. If trading in our Ordinary Shares is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Ordinary Shares.

A termination in the trading of our securities or any restriction on the trading in our securities would be expected to have a negative impact on the Company as well as on the value of our securities.

It remains unclear what the SEC’s implementation process related to the above rules will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on the companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, the above amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our Ordinary Shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

Furthermore, new laws and regulations or changes in laws and regulations in both the United States and China could affect our ability to list our securities on the Nasdaq Capital Market, which could materially impair the market for and the market price of our securities. Any new developments could add uncertainties to our Offering. Despite that we have an auditor that is registered with the PCAOB and subject to PCAOB inspection, there are still risks to the Company and investors if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction. Such risks include but not limited to that trading in our securities may be prohibited under the HFCAA and as a result an exchange may determine to delist our securities.

Our listing status can be impacted by Nasdaq Listing Qualifications.

In order to be continue to be listed on the Nasdaq Capital Market, an issuer must meet certain financial and liquidity requirements. An issuer must have at least 1 million unrestricted publicly held shares, at least 300 unrestricted round lot holders and a minimum listing price of $4.00, and also meet one of several other criteria, including the Nasdaq has ongoing listing requirements, including that if we fail to maintain a share price above $1 for a 30-day trading period, our Common Shares could be delisted from Nasdaq. Failure to maintain the listing standards of Nasdaq could result in our Common Shares being delisted and we would not have a national securities exchange as a platform to trade our shares, thus significantly negatively impacting the liquidity of our Common Shares in addition to the other risks discussed in more detail in the risk factor above.

Short selling may drive down the market price of our Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. Since it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These negative opinions have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any negative opinions of short sellers, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company. This situation will be costly and time-consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our Ordinary Shares.

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Our Controlling Shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

Prior to this offering, JME, which is wholly-owned by Mr. Cheung, beneficially owns approximately 27.66% of our issued and outstanding Class A Ordinary Shares and 100% of our issued and outstanding Class B Ordinary Shares – JME holds 390,300 shares of Class A Ordinary Shares and 390,300 Class B Ordinary Shares. JME holds all of the outstanding Class B Ordinary Shares as of the date of this prospectus, which Class B Ordinary Shares have 25 times the voting power than the Class A Ordinary Shares. As such JME holds in aggregate 90.86% of the total voting power prior to this offering. Mr Cheung is also our chief executive officer and executive director. Immediately after the completion of this offering, assuming the sale of all 1,250,000 Class A Ordinary Shares in this Offering and excluding the exercise of the Common Warrants, JME, our controlling shareholder, will own 390,300 Class A Ordinary Shares and 390,300 Class B Ordinary Shares, representing 14.67% of our total issued and outstanding Class A Ordinary Shares, 100% of our total issued and outstanding Class B Ordinary Shares, and representing in aggregate 81.72% of the total voting power. Assuming all the Common Warrants are exercised, JME will hold 390,300 Class A Ordinary Shares and 390,300 Class B Ordinary Shares, representing approximately 5.09% of our total issued and outstanding Class A Ordinary Shares, 100% of our total issued and outstanding Class B Ordinary Shares, and representing in aggregate 58.26% of the total voting power.

Accordingly, our Controlling Shareholder could control the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions, including the power to prevent or cause a change in control. Without the consent of our Controlling Shareholder, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. In addition, our directors and officers could violate their fiduciary duties by diverting business opportunities from us to themselves or others. The interests of our largest shareholder may differ from the interests of our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our Common Shares.

Because we are a Cayman Islands company and all of our business is conducted in Hong Kong, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain.

Although we are a Cayman Islands exempted company, we conduct substantially all of our operations in Hong Kong and substantially all of our assets are located in Hong Kong and substantially all of our assets are located outside of the United States. In addition, the majority of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for our shareholders to effect service on these persons or bring an action against us or against these individuals in the Cayman Islands or in Hong Kong in the event that they believe that their rights have been infringed under the securities laws of the United States or otherwise. Even if shareholders are successful in bringing an action of this kind, the laws of the Cayman Islands and Hong Kong may render them unable to enforce a judgment against our assets or the assets of our directors and officers. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States or Hong Kong, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and Hong Kong may render you unable to enforce a judgment against our assets or the assets of our directors and officers. As a result of the foregoing, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association and by the Companies Act and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and provides significantly less protection to investors. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands does. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States.

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Our Amended and Restated Memorandum and Articles of Association provide that unless we consent to an alternate forum, the federal district courts of the United States shall be the exclusive forum of resolution of any claims arising under the Securities Act.

Our Amended and Restated Memorandum and Articles of Association provide that, unless we consent in writing to the selection of an alternative forum, the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising under the Securities Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both U.S. state and federal courts have jurisdiction to entertain such claims. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees and may increase the costs associated with such lawsuits, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our Amended and Restated Memorandum and Articles of Association inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition. Any person or entity purchasing or otherwise acquiring any interest in our share capital shall be deemed to have notice of and to have consented to the choice of forum provisions of our Amended and Restated Memorandum and Articles of Association described above. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

Our compensation of directors and Executive Officers may not be publicly available.

Under Cayman Islands law, the Company is not required to disclose compensation paid to our senior management on an individual basis and the Company has not otherwise publicly disclosed this information elsewhere. The executive officers of the Company receive fixed and variable compensation. They also receive benefits in line with market practice. The fixed component of their compensation is set on market terms and adjusted annually. The variable component consists of cash bonuses and awards of shares (or the cash equivalent). Cash bonuses are paid to executive officers based on previously agreed targets for the business. Class A Ordinary Shares (or the cash equivalent) may be awarded under the 2025 Equity Incentive Plan (as defined below).

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of our Board or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Risks Related to Our Securities and This Offering

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-directed, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and members of the board of directors, who will receive no commissions. They will offer the shares to friends, relatives, acquaintances and business associates, however, there is no guarantee that they will be able to sell any of the shares. None of our officers and directors have any experience conducting a best efforts offering, which decreases the likelihood that the Offering will be successful.

An active trading market for our Class A Ordinary Shares may not be maintained and the trading price for our Class A Ordinary Shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Class A Ordinary Shares will be maintained. If an active public market for our Class A Ordinary Shares is not maintained, the market price and liquidity of our Class A Ordinary Shares may be materially and adversely affected. The public offering price for our Class A Ordinary Shares in the public offering was determined based upon several factors, and we can provide no assurance that the trading price of our Class A Ordinary Shares after the public offering will not decline below the public offering price. As a result, investors in our Class A Ordinary Shares may experience a significant decrease in the value of their shares.

We may not maintain the listing of our Class A Ordinary Shares on the Nasdaq Capital Market, which could limit investors’ ability to make transactions in our Class A Ordinary Shares and subject us to additional trading restrictions.

In order to continue listing our shares on the Nasdaq Capital Market, we must maintain certain financial and share price levels and we may be unable to meet these requirements in the future. We cannot assure you that our shares will continue to be listed on the Nasdaq Capital Market in the future.

If Nasdaq delists our Class A Ordinary Shares and we are unable to list our shares on another national securities exchange, we expect our shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Class A Ordinary Shares;

●	reduced liquidity for our Class A Ordinary Shares;

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●	a determination that our Class A Ordinary Shares are “penny stock,” which will require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Class A Ordinary Shares are listed on the Nasdaq, U.S. federal law prevents or preempts the states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on the Nasdaq, we would be subject to regulations in each state in which we offer our shares.

The trading price of our Class A Ordinary Shares may be volatile, which could result in substantial losses to investors.

The trading price of our Class A Ordinary Shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in the PRC or Hong Kong that may have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our Class A Ordinary Shares may be highly volatile for factors specific to our Operating Subsidiary’ operations, including the following:

●	fluctuations in our Operating Subsidiary’s revenues, earnings and cash flow;

●	changes in financial estimates by securities analysts;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A Ordinary Shares.

In addition to the risks addressed above in “— The trading price of our Class A Ordinary Shares may be volatile, which could result in substantial losses to investors,” our Class A Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Class A Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Class A Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Class A Ordinary Shares. In addition, investors of our Class A Ordinary Shares may experience losses, which may be material, if the price of our Class A Ordinary Shares declines after this offering or if such investors purchase shares of our Class A Ordinary Shares prior to any price decline.

Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Class A Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares and understand the value thereof.

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If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our shares, the market price for our shares and trading volume could decline.

The trading market for our shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our shares, the market price for our shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our shares to decline.

The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our shares and could materially impair our ability to raise capital through equity offerings in the future. As of the date of this prospectus, we have 390,300 Class A Ordinary Shares issued and outstanding. The Class A Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and Class A Ordinary Shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and applicable lock-up agreements. There will be 2,660,968 Class A Ordinary Shares issued and outstanding immediately after this offering, without taking into account of the Class A Ordinary Shares underlying the Common Warrants. We cannot predict what effect, if any, market sales of securities held by our controlling shareholder or any other shareholder or the availability of these securities for future sale will have on the market price of our shares.

There is no public market for the Common Warrants being offered in this offering.

There is no established public trading market for the Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Common Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Common Warrants will be limited.

Holders of the Common Warrants will have no rights as holders of Class A Ordinary Shares until such warrants are exercised.

Until you acquire Class A Ordinary Shares upon exercise of your Common Warrants, you will have no rights with respect to the Class A Ordinary Shares issuable upon exercise of your Common Warrants. Upon exercise of your Common Warrants, you will be entitled to exercise the rights of a holder of shares only as to matters for which the record date occurs after the exercise date.

The Common Warrants may not have any value.

Each Common Warrant has an exercise price per share equal to 1.25% of the public offering price of Class A Ordinary Shares in this offering and expires on the third anniversary of its initial exercise date. In the event the market price per our Class A Ordinary Shares does not exceed the exercise price of the Common Warrants during the period when the warrants are exercisable, the Common Warrants may not have any value.

The Common Warrants in this offering are speculative in nature.

The Common Warrants in this offering do not confer any rights of Ordinary Share ownership on their holders, but rather merely represent the right to acquire Class A Ordinary Shares at a fixed price. In addition, following this offering, the market value of the Common Warrants, if any, is uncertain and there can be no assurance that the market value of the Common Warrants will equal or exceed their imputed offering price. The Common Warrants will not be listed or quoted for trading on any market or exchange.

Provisions of the Common Warrants offered by this prospectus could discourage an acquisition of us by a third party.

Certain provisions of the Common Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Common Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Common Warrants. Further, the Common Warrants provide that, in the event of certain transactions constituting “fundamental transactions,” with some exception, holders of such warrants will have the right, at their option, to require us to redeem such Common Warrants at a price described in such warrants. These and other provisions of the Common Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

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Short selling may drive down the market price of our Class A Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A Ordinary Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Class A Ordinary Shares as a source for any future dividend income. Our Board of Directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Hong Kong law. Even if our Board of Directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors as determined by our Board of Directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. There is no guarantee that our Class A Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased our shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment.

Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Class A Ordinary Shares in this offering, you will pay substantially more than our net tangible book value per Class A Ordinary Share. As a result, you will experience immediate and substantial dilution of US$2.295 per share, representing the difference between our proforma as adjusted net tangible book value per share of US$3.895 per Class A Ordinary Share as of September 30, 2025, after giving effect to the net proceeds to us from this offering, assuming no change to the number of Class A Ordinary Shares offered by us as set forth on the cover page of this prospectus and an assumed public offering price of US$1.60 per share. See “Dilution” for a more complete description of how the value of your investment in our Class A Ordinary Shares will be diluted upon the completion of this offering.

You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price.

We currently intend to use the net proceeds from this offering for working capital and other corporate purposes. There can be no assurance we will use the proceeds from this offering for the purposes set forth above or that the use of proceeds will product income or increase the price of our Class A Ordinary Shares.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves may be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

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It is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our affiliated entity as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entity but also because we are entitled to substantially all of its economic benefits, and, as a result, we consolidate its operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations.”

Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

As of the date of this prospectus, JME, which is wholly-owned by Mr. Cheung, beneficially owns 27.66% of our issued and outstanding Class A Ordinary Shares and 100% of our issued and outstanding Class B Ordinary Shares. Upon the completion of this offering, JME, beneficially own 14.67% of our then issued and outstanding Class A Ordinary Shares, representing 81.72% of the total voting power, assuming we sell all of the Class A Ordinary Shares available for sale in this offering without taking into account of the exercise of the Common Warrants.

Accordingly, our controlling shareholder could control the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions, including the power to prevent or cause a change in control. Without the consent of our controlling shareholder, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. In addition, our directors and officers could violate their fiduciary duties by diverting business opportunities from us to themselves or others. The interests of our largest shareholder may differ from the interests of our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer that has applied to list our Class A Ordinary Shares on the Nasdaq, we rely on a provision in the Nasdaq corporate governance listing standards that allows us to follow Cayman Islands law with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq.

For example, we are exempt from Nasdaq regulations that require a listed U.S. company to:

●	have a majority of the board of directors consist of independent directors;

●	require non-management directors to meet on a regular basis without management present;

●	have an independent compensation committee;

●	have an independent nominating committee; and

●	seek shareholder approval for the implementation of certain equity compensation plans and dilutive issuances of Class A Ordinary Shares, such as transactions, other than a public offering, involving the sale of 20% or more of our Class A Ordinary Shares for less than the greater of book or market value of the shares.

As a foreign private issuer, we are permitted to follow home country practice in lieu of the above requirements. Our audit committee is required to comply with the provisions of Rule 10A-3 of the Exchange Act, which is applicable to U.S. companies listed on the Nasdaq. Therefore, we have a fully independent audit committee, in accordance with Rule 10A-3 of the Exchange Act. However, because we are a foreign private issuer, our audit committee is not subject to additional Nasdaq corporate governance requirements applicable to listed U.S. companies, including the requirements to have a minimum of three members and to affirmatively determine that all members are “independent,” using more stringent criteria than those applicable to us as a foreign private issuer.

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Further, because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8- K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the English common law, which are generally of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States, and provide significantly less protection to investors. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances, recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the Amended and Restated Memorandum and Articles of Association) or to obtain copies of lists of shareholders of these companies. Our directors are not required under our Amended and Restated Memorandum and Articles of Association to make our corporate records available for inspection by our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the U.S. Currently, we plan to rely on home country practice with respect to any corporate governance matter. Accordingly, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the Board of Directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. In addition, all of our current directors and officers are nationals and residents of countries other than the United States. Further, Mr. Cheung, our Chief Executive Officer also serves a member of our board of directors. Substantially all of the assets of these persons are located outside the United States and primarily in Hong Kong, where each of our directors are located. Robertsons, our counsel as to Hong Kong law, is in the opinion of there is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States, as such judgments of United States courts will not be directly enforced in Hong Kong. There is uncertainty as to whether the courts of Hong Kong would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforceability of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

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We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have early adopted certain new and revised accounting standards based on transition guidance permitted under such standards. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on [ ]. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and Principal Shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

We have incurred significantly increased costs and devote substantial management time as a result of the listing of our Class A Ordinary Shares on the Nasdaq Capital Market.

We were listed on the Nasdaq on June 9, 2025. We have and will continue to incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we are required to comply with the additional requirements of the rules and regulations of the SEC and Nasdaq rules, including applicable corporate governance practices. Compliance with these requirements has increase our legal and financial compliance costs and made some activities more time-consuming and costly. In addition, our management and other personnel has diverted attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time- consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price and reputation.

U.S. public companies that have substantially all of their operations in China (including in Hong Kong) have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

43

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the HFCA Act, requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market, and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On June 22, 2021, the Senate passed the Accelerated Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCA Act to two consecutive years instead of three years. In the event the HFCA Act is amended to prohibit an issuer’s securities from trading on any U.S. stock exchange and our auditor is not subject to PCAOB inspections for two consecutive years instead of three, it will reduce the time before our Class A Ordinary Shares may be prohibited from trading or delisted from an exchange if our auditor is not subject to inspection by the PCAOB.

As more stringent criteria may be imposed, including the HFCA Act, which became law in December 2020, our Class A Ordinary Shares may be prohibited from trading if our auditor cannot be fully inspected. The PCAOB issued the Determination report on December 16, 2021 (the “Determination Report”), which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the Determination Report identified the specific registered public accounting firms subject to these determinations.

The HFCA Act prohibits foreign companies from listing their securities on U.S. exchanges if the company’s auditor has been unavailable for PCAOB inspection or investigation for three consecutive years and, as a result, an exchange may determine to delist our Class A Ordinary Shares. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S law. On December 15, 2022, the PCAOB announced that it has completed a test inspection of two selected auditing firms in mainland China and Hong Kong and has voted to vacate its previous Determination Report, which concluded in December 2021 that the PCAOB could not inspect or investigate completely registered public accounting firms based in mainland China or Hong Kong. However, if in the future the PCAOB is prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, then the companies audited by those registered public accounting firms could be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act. However, there can be no assurance that China will abide by the Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China and that on-site inspections and investigations of firms headquartered in mainland China and Hong Kong will occur and allows for full and timely access to information.

As a result of these scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our offering, business and our Ordinary Share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our Class A Ordinary Shares.

44

ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our Operating Subsidiary’s current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our Operating Subsidiary’s operations and current assets being located in Hong Kong. All of the directors and executive officers of our Company reside outside the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any

U.S. state or territory.

We have appointed Cogency Global Inc., 122 E 42nd Street, 18th Floor, New York, New York 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or executive officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non- monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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Hong Kong

Robertsons, our counsel as to Hong Kong law, has advised us that there is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States, as such judgments of United States courts will not be directly enforced in Hong Kong. However, under common law, a foreign judgment (including one from federal or state court in the United States) obtained against the Company may generally be treated by the courts of Hong Kong as a cause of action in itself and sued upon as a debt between the parties. In a common law action for enforcement of a foreign judgment, the judgment creditor has to prove that (a) the judgment is in personam; (b) the judgment is in the nature of a monetary award; (c) the judgment is final and conclusive on the merits and has not been stayed or satisfied in full; and (d) the judgement is from a court of competent jurisdiction. The defenses available to the defendant in a common law action for enforcement of a foreign judgment include breach of natural justice, fraud and contrary to public policy of Hong Kong. In order to enforce the foreign judgement at common law, fresh proceedings must be initiated in Hong Kong, which involves issuing a Writ of Summons and Statement of Claim attaching the foreign judgment as proof of the debt.

There is uncertainty as to whether the courts of Hong Kong would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Our Board is comprised of five directors, all executive director(s) are located in Hong Kong. The five directors are Mr. Cheung Lui, Mr. Jose Sfez, Mr. Lau Kai San, Ms. Luk Huen Ling and Mr. Yau Yin Hung. Further, Mr. Cheung, a member of our board of directors is also our Chief Executive Officer.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is: (i) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (ii) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

46

USE OF PROCEEDS

Based upon an assumed fixed offering price of US$1.60 per Class A Ordinary Share, assuming the sale of all of the Class A Ordinary Shares in this offering, and excluding the exercise of Common Warrants, we estimate that we will receive gross proceeds from this offering of approximately US$2,000,000, and net proceeds of approximately US$1,925,640, after deducting estimated offering expenses of approximately $74,360 payable by us. However, because this is a best-efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, and the net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

We intend to use the net proceeds of this offering for working capital and other corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe herein.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

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CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2025:

●	on an actual basis;

●	on a pro forma as adjusted basis to reflect (a) issuance of 1,250,000 Class A Ordinary Shares offered hereby based on an assumed offering price of US$1.60 per Class A Ordinary Share, assuming the sale of all the Class A Ordinary Shares we are offering and excluding the 5,000,000 Class A Ordinary Shares underlying the Common Warrants, and (ii) the application of the net proceeds after deducting estimated offering expenses payable by us.

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds,” “Selected Consolidated Financial and Other Data,” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of September 30, 2025
	Actual		Pro Forma As adjusted
Cash and cash equivalents	US$	5,156,627	US$	6,082,627
Shareholders’ Equity#
Class A Ordinary Shares, par value US$0.02 per share, 400,000,000 Class A Ordinary Shares authorized, 926,700 Class A Ordinary Shares issued and outstanding on an actual basis, 2,176,700 Class A Ordinary Shares issued and outstanding on a pro forma as adjusted basis (assuming 1,250,000 new Class A Ordinary Shares to be issued in this offering)	US$	18,699	US$	43,699
Class B Ordinary Shares US$0.02 par value authorized shares 100,000,000 shares as of September 30, 2025; 390,300 Class B Ordinary Shares issued and outstanding on an actual basis and a proforma as adjusted basis	US$	7,875	US$	7,875
Additional paid-in capital		21,746,526		23,647,526
Accumulated losses		(3,925,945)		(3,925,945)
Deferred compensation		(11,295,326)		(11,295,326)
Total Shareholders’ Equity		6,551,829		8,477,829
Total Capitalization	US$	6,551,829	US$	8,477,829

# reflect the effect of post 20-to-1 share consolidation

48

DIVIDENDS AND DIVIDEND POLICY

We have not, since the date of our incorporation, declared or paid any dividends or other distributions on our Ordinary Shares, and do not currently have a policy with respect to the payment of dividends or other distributions. We do not currently pay dividends and do not intend to pay dividends in the foreseeable future. The declaration and payment of any dividends in the future is at the discretion of the Board and will depend on numerous factors, including compliance with applicable laws, financial performance, working capital requirements of the Company and its subsidiaries, as applicable and such other factors as its directors consider appropriate.

49

DILUTION

Investors purchasing our Class A Ordinary Shares in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their Class A Ordinary Shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the assumed offering price of our Class A Ordinary Shares and the pro forma as adjusted net tangible book value per share of our Class A Ordinary Shares immediately after this offering.

As of September 30, 2025, the Company’s historical net tangible book value was US$6,551,829 or approximately US$7.070 per Class A Ordinary Share. After giving effect to the sale of 1,250,000 Class A Ordinary Shares in this offering by the Company at the offering price of US$1.60 per Class A Ordinary Share, the pro forma as adjusted net tangible book value as of September 30, 2025 would have been approximately US$8,477,829, or US$3.895 per Class A Ordinary Share. This represents an immediate decrease in pro forma as adjusted net tangible book value of US$3.175 per Class A Ordinary Share to our existing stockholders and an immediate dilution of US$2.295 per Class A Ordinary Share to new investors purchasing Class A Ordinary Shares in this offering.

The following table illustrates this dilution on a per share basis to new investors.

	US$
Assumed offering price per Class A Ordinary Share	US$	1.600
Historical net tangible book value per Class A Ordinary Share as of September 30, 2025	US$	7.070
Decrease in pro forma as adjusted net tangible book value per Class A Ordinary Share	US$	3.175
Pro forma as adjusted net tangible book value per Class A Ordinary Share after giving effect to this offering	US$	3.895
Dilution per Class A Ordinary Share to new investors participating in this offering	US$	2.295

A US$0.20 increase (decrease) in the fixed offering price of US$1.60 per Class A Ordinary Share, which is the fixed offering price set forth on the cover page of this prospectus, would increase (decrease) the as adjusted net tangible book value per share by US$0.115, and increase (decrease) dilution to new investors by US$0.085 per share, in each case assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated offering expenses payable by us.

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SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following summary consolidated statements of operations and cash flow data for the years ended September 30, 2023, 2024 and 2025 and the summary consolidated balance sheet data as of September 30, 2024 and 2025 have been derived from our consolidated financial statements included elsewhere in this prospectus. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes. Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP, our consolidated financial statements have been prepared as if the current corporate structure had been in existence throughout the years presented.

Results of Operations Data:

	For the years ended September 30,
	2023	2024	2025	2025
	HK$	HK$	HK$	US$

Revenues	83,996,443	87,679,104	105,899,932	13,610,241
Net income (loss)	6,561,051	7,461,446	(40,947,492)	(5,262,566)
Basic and diluted earnings (loss) per share	0.32	0.37	(1.86)	(0.24)
Weighted average number of Ordinary Shares issued and outstanding	20,200,000	20,200,000	22,004,808	22,004,808

Balance Sheet Data:

	As of
	September 30, 2024	September 30, 2025	September 30, 2025
	HK$	HK$	US$

Cash	12,820,596	40,123,198	5,156,627
Working capital	6,038,612	46,031,946	5,916,018
Total assets	32,796,460	76,926,402	9,886,569
Total liabilities	22,388,501	25,947,272	3,334,740
Total shareholders’ equity	10,407,959	50,979,130	6,551,829

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;
●	each of our named executive officers;
●	each of our directors and director nominees; and
●	all of our current executive officers, directors and director nominees as a group.

Applicable percentage ownership is based on 1,410,968 Class A Ordinary Shares and 390,300 Class B Ordinary Shares of our Company issued and outstanding as of the date of this prospectus and with respect to the percent ownership after this offering.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown. As of the date hereof, we have 2 registered shareholders of record of our Class A Ordinary Shares.

	Class A Ordinary Shares Beneficially Owned Prior to this offering		Class B Ordinary Shares Beneficially Owned Prior to this offering		Class A Ordinary Shares Beneficially Owned After this offering			Class B Ordinary Shares Beneficially Owned After this offering		Percentage of Voting Power After this offering
	Number	Percent (%)	Number	Percentage (%)	Number	Percent (%)		Number	Percent (%)	Number	Percent (%)
Directors and Executive Officers(1):

Mr. Cheung Lui	390,300	27.66	390,300	100	390,300	14.67	(1)	390,300	100		81.72	(1)
						5.09	(2)				58.26	(2)

Mr. Jose Sfez	-	-	-		-	-		-			-

Mr. Chak Ka Wai	-	-	-		-	-		-			-

Mr. Lau Kai San	-	-	-		-	-		-			-

Ms. Luk Huen Ling Claire	-	-	-		-	-		-			-

Ms. Yau Yin Hung	-	-	-		-	-		-			-
All directors and executive officers as a group (6 individuals):	390,300	27.66	390,300	100	390,300	14.67	(1)	390,300	100		81.72	(1)
						5.09	(2)				58.26	(2)

Notes:

(1)	Assuming the sale of all 1,250,000 Class A Ordinary Shares in this Offering and excluding the exercise of the Common Warrants.
(2)	Assuming all the Common Warrants are exercised.

	Class A Ordinary Shares Beneficially Owned Prior to this offering		Class B Ordinary Shares Beneficially Owned Prior to this offering		Class A Ordinary Shares Beneficially Owned After this offering			Class B Ordinary Shares Beneficially Owned After this offering		Percentage of Voting Power After this offering
	Number	Percent (%)	Number	Percent (%)	Number	Percent (%)		Number	Percent (%)	Number	Percent (%)
5% Shareholders:

JME()	390,300	27.66	390,300	100	390,300	15.14	(1)	390,300	100		81.72	(1)
						5.09	(2)				58.26	(2)

Notes:

(1)	Assuming the sale of all 1,250,000 Class A Ordinary Shares in this Offering and excluding the exercise of the Common Warrants.
(2)	Assuming all the Common Warrants are exercised.
(3)	JME is a company in which Mr. Cheung holds 100% of the voting power.

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DESCRIPTION OF SHARE CAPITAL

General

We are a Cayman Islands exempted company and our affairs are governed by our Amended and Restated Memorandum and Articles of Association, as amended from time to time, and the Companies Act, and the common law of Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$500,000 divided into 25,000,000 shares, par value of US$0.02 each, comprising (a) 20,000,000 Class A Ordinary Shares of a par value of US$0.02 each and (b) 5,000,000 Class B Ordinary Shares of a par value of US$0.02 each. As of the date of this prospectus, a total of 1,801,268 Ordinary Shares are issued and outstanding, of which 1,410,968 are Class A Ordinary Shares and 390,300 are Class B Ordinary Shares.

Securities Sold in this Offering

This is an offering of our Class A Ordinary Shares. Our Ordinary Shares are listed on the Nasdaq Capital Market and currently trade under the symbols “JEM.”

All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such Ordinary Shares. Our shareholders who are non-residents of Cayman Islands may freely hold and vote their Ordinary Shares.

We are authorized to issue Ordinary Shares with par value of US$0.02 per share. Subject to the provisions of the Companies Act and our Amended and Restated Memorandum and Articles of Association regarding redemption and purchase of the shares, our Directors have general and unconditional authority to allot, grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the Directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the Companies Act. The Directors may refuse to accept any application for shares and may accept any application in whole or in part, for any reason or for no reason.

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CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS

Our Amended and Restated Memorandum and Articles of Association

The following are summaries of material provisions of the Amended and Restated Memorandum and Articles of Association and of the Companies Act, insofar as they relate to the material terms of our Class A Ordinary Shares.

Objects of Our Company. Under our Amended and Restated Memorandum and Articles of Association, the objects of our Company are unrestricted, and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares.

Our Class A Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends.

The holders of our Class A Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our Company lawfully available therefor. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account or as otherwise permitted by the Companies Act provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid. Holders of Class B Ordinary Shares are not entitled to dividends or financial benefits.

Voting Rights.

Subject to any rights and restrictions attached to any shares, on a show of hands every shareholder present in person and every person representing a shareholder by proxy shall, at a general meeting of our Company, each have one vote and on a poll every shareholder and every person representing a shareholder by proxy shall have one vote for each Class A Ordinary Share of which he or the person represented by proxy is the holder and twenty-five (25) votes for each Class B Ordinary Share of which he or the person represented by proxy is the holder. At any general meeting a resolution put to the vote of the meeting shall be decided by a poll.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast by shareholders as, being entitled to do so, vote in person or by proxy at a general meeting. A special resolution will be required for important matters such as a change of name, making changes to our Amended and Restated Memorandum and Articles of Association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders.

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Amended and Restated Memorandum and Articles of Association provide that we may (but are not obliged to) in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or the Directors (acting by a resolution of the Board). Advance notice of at least seven clear calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, one or more shareholders present or by proxy, representing not less than one-third of all votes attaching to all of our shares in issue and entitled to vote at such general meeting.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles of Association provide that upon the requisition of our shareholders holding at the date of the deposit of requisition shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our Company that as at the date of the deposit carry the right to vote at general meetings, our chairman or board of directors will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting.

Transfer of Ordinary Shares.

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by the board of directors.

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Liquidation.

Subject to the provisions of the Amended and Restated Memorandum and Articles of Association, on the winding up of our Company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders of Class A Ordinary Shares in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our Company for unpaid calls or otherwise. Subject to the provisions of the Amended and Restated Memorandum and Articles of Association, on the winding up of our Company, if our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares.

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time or times of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares.

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined before the issue of such shares by our board of directors or by the shareholders by ordinary resolution. Our Company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders or are otherwise authorised by our Amended and Restated Memorandum and Articles of Association. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits, out of the share premium account or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or, if so authorised by the Amended and Restated Memorandum and Articles of Association and subject to the Companies Act, out of capital if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares.

If at any time our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), may be varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or series or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares.

Our Amended and Restated Memorandum and Articles of Association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Declaration of Interest.

Pursuant to the Amended and Restated Memorandum and Articles of Association, a director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the listing rules of the designated stock exchange and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

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Compensation.

Under the Amended and Restated Memorandum and Articles of Association, the remuneration of the directors may be determined by our directors.

Borrowing Powers.

Our directors may from time to time at their discretion exercise all the powers of the Company to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

Qualification of directors.

There is no shareholding qualification for directors nor is there any specified age limit for directors.

Inspection of Books and Records.

Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our corporate records (except for the Amended and Restated Memorandum and Articles of Association, any special resolutions passed by our Company and the register of mortgages and charges of our Company). The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of shareholders not being Directors, and no shareholder (not being a Director) shall have any right to inspect any account or book or document of the Company except as conferred by law or authorised by the Directors or by special resolution..

Anti-Takeover Provisions.

Some provisions of our Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and
●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under the Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company.

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual list of its shareholders as detailed in the Companies Act with the Registrar of Companies;
●	is not required to open its register of members for inspection;
●	does not have to hold an annual general meeting;
●	may issue shares with no par value;
●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	may register as an exempted limited duration company; and
●	may register as a segregated portfolio company.

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Limited liability.

Limited liability means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law.

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Unless otherwise required by the Companies Act, court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman Islands subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company in a proposed merger or consolidation is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will exclude the enforcement by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to institute proceedings to obtain relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;
●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class, and they think the scheme is one which a reasonable person might approve;
●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and
●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of not less than 90% in value of the shares affected within four months, the offeror may, within a two-month period after such acceptance, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

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If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits.

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;
●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and
●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of directors and Executive Officers and Limitation of Liability.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

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As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Resolution.

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Amended and Restated Memorandum and Articles of Association provide that any action that may be taken by the shareholders at a general meeting may also be taken by a resolution in writing signed by all of the shareholders who would be entitled to vote on such resolution at a general meeting, without the need for any notice.

Shareholder Proposals.

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles allow our shareholders holding at the date of deposit of requisition shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our Company that as at the date of the deposit carry the right to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our chairman or board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. As an exempted Cayman Islands company, we may, but are not obliged by law, to call shareholders’ annual general meetings.

Cumulative Voting.

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Articles, directors may be removed by the affirmative vote of two-thirds of the directors then in office (except with regard to the removal of the chairman, who may be removed from office by the affirmative vote of all directors) or by an ordinary resolution (except with regard to the removal of the chairman, who may be removed from office by special resolution) of our shareholders. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; or (iv) is removed from office pursuant to any other provisions of our Amended and Restated Memorandum and Articles of Association.

Transactions with Interested Shareholders.

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

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Dissolution; Winding up.

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the Grand Court of the Cayman Islands or by a special resolution of its members or, if the company resolves by ordinary resolution that it be wound up voluntarily because it is unable to pay its debts as they fall due. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares.

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, the rights attached to any such class may, subject to the provisions of the Companies Act and unless otherwise provided by the terms of issue of the shares of that class, only be varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents.

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our Memorandum may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders.

There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Cayman Islands Data Protection

We have certain duties under the Data Protection Act (as revised) of the Cayman Islands, or the DPA, based on internationally accepted principles of data privacy.

Privacy Notice

This privacy notice puts our shareholders on notice that through your investment into us you will provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

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How We May Use a Shareholder’s Personal Data

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through our website at http://www.707limited.com or through phone number +852 3471 8000.

Anti-Money Laundering Matters

In order to comply with legislation or regulations aimed at the prevention of money laundering, the Company may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

The Company reserves the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

Exclusive Forum

Our Amended and Restated Memorandum and Articles of Association provide that, unless we consent in writing to the selection of an alternative forum, the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising under the Securities Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both U.S. state and federal courts have jurisdiction to entertain such claims. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees and may increase the costs associated with such lawsuits, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our Amended and Restated Memorandum and Articles of Association inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition. Any person or entity purchasing or otherwise acquiring any interest in our share capital shall be deemed to have notice of and to have consented to the choice of forum provisions of our Amended and Restated Memorandum and Articles of Association described above. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, assuming we sell the maximum number of shares available for sale in this offering, we will have 2,660,968 Class A Ordinary Shares issued and outstanding, excluding the 5,000,000 Class A Ordinary Shares underlying the Common Warrants. We will have 7,660,968 Class A Ordinary Shares issued and outstanding assuming all the Common Warrants are exercised.

All of the Class A Ordinary Shares sold in this offering by the Company will be freely transferable in the United States by persons other than our “affiliates” without restriction or further registration under the Securities Act. Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. [ ]% of our Class A Ordinary Shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Class A Ordinary Shares acquired in this offering by our affiliates.

Sales of substantial amounts of our Class A Ordinary Shares in the public market could adversely affect prevailing market prices of our Class A Ordinary Shares. Prior to this offering, there has been no public market for our Class A Ordinary Shares, and while we intend to apply for the listing of our Class A Ordinary Shares on the Nasdaq, we cannot assure you that a regular trading market will develop in the Class A Ordinary Shares.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Class A Ordinary Shares for more than six months but not more than one year may sell such Class A Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Class A Ordinary Shares for more than one year may freely sell our Class A Ordinary Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Class A Ordinary Shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1.0% of the then outstanding Class A Ordinary Shares; or

●	the average weekly trading volume of our Class A Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Rule 701

Beginning 90 days after we became a reporting company, persons other than affiliates who purchased Class A Ordinary Shares under a written compensatory plan or other written agreement executed prior to the completion of this offering may be entitled to sell such shares in the United States in reliance on Rule 701 under the Securities Act, or Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144.

Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144 subject only to its manner-of- sale requirements. However, the Rule 701 shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires, if any.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus- delivery requirements of the Securities Act.

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MATERIAL TAX CONSIDERATIONS

The following summary of certain Cayman Islands and U.S. federal income tax consequences of an investment in our Class A Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Class A Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. The Company does not conduct operations in the PRC and has no PRC operating entities. Accordingly, a discussion of PRC tax regulation is not applicable. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Class A Ordinary Shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Conyers Dill & Pearman, our counsel as to Cayman Islands law.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered into with the United Kingdom in 2010 but otherwise is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

We have received an undertaking as to tax concessions issued by the Cabinet Office of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to our Company or our operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Payments of dividends and capital in respect of our Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Ordinary Shares, nor will gains derived from the disposal of our Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of our Class A Ordinary Shares or on an instrument of transfer in respect of our Class A Ordinary Shares.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A Ordinary Shares by U.S. Holders (as defined below) that acquire our Class A Ordinary Shares in this offering and hold our Class A Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Class A Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Class A Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

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If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our Class A Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Class A Ordinary Shares.

Dividends

The entire amount of any cash distribution paid with respect to our Class A Ordinary Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Class A Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Class A Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Class A Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

Sale or Other Disposition of Class A Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Class A Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Class A Ordinary Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the Class A Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives a currency other than U.S. dollars on the disposition of our Class A Ordinary Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Class A Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

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Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our Class A Ordinary Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Class A Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Class A Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Class A Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares;
●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;
●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and
●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we intend to apply for the listing of our Class A Ordinary Shares on the Nasdaq, we cannot guarantee that our listing will be approved. Furthermore, we cannot guarantee that, once listed, our Class A Ordinary Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Class A Ordinary Shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our Class A Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Class A Ordinary Shares held at the end of the taxable year over its adjusted tax basis of such Class A Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Class A Ordinary Shares held at the end of the taxable year over the fair market value of such Class A Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Class A Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Class A Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

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If a U.S. Holder owns our Class A Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

Hong Kong Profits Tax Considerations

Our subsidiary incorporated in Hong Kong was subject to 16.5% Hong Kong profits tax on their taxable income assessable profits generated from operations arising in or derived from Hong Kong for the year of assessment of 2019/2020 and 2018/2019. As from year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000. Under Hong Kong tax laws, our Hong Kong subsidiary is exempted from Hong Kong income profits tax on its foreign- derived income profits. In addition, payments of dividends from our Hong Kong subsidiary to us is not subject to any tax withholding in Hong Kong.

Taxation of Dividends

Under the current practices of the Hong Kong Inland Revenue Department, no tax is payable in Hong Kong in connection with dividends paid by us, either by withholding or otherwise, unless such dividends are attributable to a trade, profession or business carried on in Hong Kong.

Profits

No tax is imposed in Hong Kong in respect of capital gains from the sale of Class A Ordinary Shares. Trading gains from the sale of Class A Ordinary Shares by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong income tax rates of 16.5% on corporations and 15.0% on individuals. Gains from sales of Class A Ordinary Shares will be considered to be derived from or arise in Hong Kong. Liability for Hong Kong profits tax would thus arise in respect of trading gains from sales of Class A Ordinary Shares realized by persons carrying on a business of trading or dealing in securities in Hong Kong.

Stamp Duty

Hong Kong stamp duty, currently charged at the rate of 0.1% of the higher of the consideration for or the value of the Class A Ordinary Shares, will be payable by the purchaser on every purchase and by the seller on every sale of Class A Ordinary Shares. In addition, a fixed duty of HK$5 is currently payable on any instrument of transfer of shares. If one of the parties to the sale is a non- resident of Hong Kong and does not pay the required stamp duty, the duty not paid will be assessed on the instrument of transfer (if any) and the transferee will be liable for payment of such duty.

Estate Duty

The Revenue (Abolition of Estate Duty) Ordinance 2005 became effective on February 11, 2006 in Hong Kong. No Hong Kong estate duty is payable and No estate duty clearance papers are needed for an application for a grant of representation in respect of a holder of the shares whose death occurs on or after February 11, 2006.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR CLASS A ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR CLASS A ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to 6,250,000 Class A Ordinary Shares in the aggregate represented by (i) up to 1,250,000 Class A Ordinary Shares, and (ii) Common Warrants to purchase up to 5,000,000 Class A Ordinary Shares. We are also registering the Class A Ordinary Shares issuable from time to time upon exercise of the Common Warrants offered hereby.

Class A Ordinary Shares

The material terms and provisions of our Class A Ordinary Shares and each other class of our securities which qualifies or limits our Class A Ordinary Shares are described under the caption “Description of Share Capital” in this prospectus.

Common Warrants

Duration and Exercise Price

Each Common Warrant offered hereby will have an assumed initial exercise price equal to $0.02 per Class A Ordinary Share. The Common Warrants will be immediately exercisable and will expire on the third anniversary of the initial exercise date. The exercise price and number of Class A Ordinary Shares issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, subsequent rights offerings, and pro rata distributions.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and, within the earlier of (i) one trading day and (ii) the number of trading days comprising the standard settlement period following the date of exercise, payment in full for the number of Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the Common Warrant to the extent that the holder, together with its affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of Class A Ordinary Shares outstanding immediately after exercise (the “Beneficial Ownership Limitation”); provided that a holder, upon notice to the Company and effective on the 61st day after the date such notice is delivered to us, may increase the Beneficial Ownership Limitation.

Cashless Exercise

The Common Warrants may also be exercised, in whole or in part, at such time by means of “cashless exercise” in which the holder shall be entitled to receive upon such exercise (either in whole or in part) the net number of Class A Ordinary Shares determined according to a formula set forth in the Common Warrants, which generally provides for a number of Class A Ordinary Shares equal to (A) (1) the volume weighted average price on the trading day immediately preceding the notice of exercise, if the notice of exercise is executed and delivered on a day that is not a trading day or prior to the opening of “regular trading hours” on a trading day, or (2) the bid price of the Class A Ordinary Shares on the principal trading market as reported by Bloomberg as of the time of the holder’s execution of the notice of exercise if such notice of exercise is executed during “regular trading hours” on a trading day and is delivered within two hours thereafter (including until two hours after the close of “regular trading hours” on a trading day), or (3) the volume weighted average price on the date of the notice of exercise, if the date of such notice of exercise is a trading day and the notice of exercise is both executed and delivered after the close of “regular trading hours” on such trading day, less (B) the exercise price, multiplied by (C) the number of Class A Ordinary Shares the Common Warrant was exercisable into, with such product then divided by the number determined under clause (A) in this sentence.

Transferability

Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Subsequent Equity Sales

At any time while the Common Warrants are outstanding, if we sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant, or any option to purchase or other disposition) any Class A Ordinary Shares or securities convertible into, or exchangeable or exercisable for, our Class A Ordinary Shares, at an effective price per share less than the exercise price of the Common Warrants then in effect (such lower price, the “Base Share Price,” and such issuances collectively, a “Dilutive Issuance”), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance, the exercise price of the Common Warrants will be reduced and only reduced to equal the Base Share Price and the number of Class A Ordinary Shares issuable under the Common Warrants will be increased such that the aggregate exercise price payable under the Common Warrants will be equal to the aggregate exercise price prior to such adjustment, provided that the Base Share Price will not be less than the greater of (i) $[●] and (ii) 20% of the closing bid price of the Class A Ordinary Shares on the date prior to the execution of the securities purchase agreement.

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Trading Market

There is no trading market available for the Common Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system. The Class A Ordinary Shares issuable upon exercise of the Common Warrants are currently listed on the Nasdaq Capital Market under the symbol “JEM”.

Rights as a Shareholder

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of the underlying Class A Ordinary Shares, the holders of the Common Warrants do not have the rights or privileges of holders of our Class A Ordinary Shares, including any voting rights, until they exercise their Common Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization, or reclassification of our Class A Ordinary Shares, the sale, transfer, or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Class A Ordinary Shares or greater than 50% of the voting power of the Company’s common equity, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash, or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction. Additionally, in the event of a fundamental transaction, we or any successor entity will, at the option of the holder of a Common Warrant exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction (or, if later, the date of the public announcement thereof), purchase the Common Warrant from the holder by paying to the holder an amount of consideration equal to the value of the remaining unexercised portion of such Common Warrant on the date of consummation of the fundamental transaction based on the Black-Scholes option pricing model, determined pursuant to a formula set forth in the Common Warrants.

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PLAN OF DISTRIBUTION

This is a self-directed offering on best effort basis. This prospectus is part of a registration statement that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to any of them for any shares that are sold by them. We have not entered into any underwriting agreement, arrangement or understanding for the sale of the shares being offered. In the event we retain a broker who may be deemed an underwriter, we will file a prospectus with the SEC. This offering is intended to be made solely by the delivery of this prospectus and the accompanying subscription agreement to prospective investors. Our officers and directors will sell the shares and intend to offer them to friends, family members, business acquaintances, and interested parties. In offering the securities on our behalf, our directors and officers will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. Those conditions are as follows:

a. Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation;

b. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c. Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) and (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

Deposit of Offering Proceeds

The proceeds from the sale of the Class A Ordinary Shares in this offering will be deposited in a separate (limited to funds received on behalf of us) non-interest bearing bank account of the Company (“Company Account”). The purpose of the Company Account is for (i) the holding of amounts of subscription monies which are collected through the banking system and (ii) the disbursement of collected funds.

If you decide to purchase any shares in this offering, you will be required to execute a purchase Agreement, substantially in the form attached hereto as Exhibit 1.1, and tender all funds in the form of checks, drafts, money orders or wire transfers to the Company Account. Upon the Company’s receipt of such monies, they shall be credited to the Company Account. All checks delivered to the Company shall be made payable to the Company. The Company shall not be required to accept for credit to the Company Account or for deposit into the Company Account checks which are not accompanied by the appropriate subscription information. Wire transfers representing payments by prospective purchasers shall not be deemed deposited in the Company Account until the Company has received in writing the subscription information required with respect to such payments.

No interest will be available for payment to either us or the investors (since the funds are being held in a non-interest bearing account). We intend to complete one closing of this offering, but may undertake one or more closings on a rolling basis. Therefore, investor funds that are held in escrow will be released to us in our sole discretion at any time, and without regard to meeting any particular contingency. Any such funds that the Company receives shall be held in Company Account until the applicable closing of the offering, and then used to complete securities purchases, or returned if this offering fails to close. Release of the funds to us is based upon the Company reviewing the records of the depository institution holding the funds to verify that the funds received have cleared the banking system prior to releasing the funds to us. All purchase information and purchase funds through checks or wire transfers should be delivered to the Company. Failure to do so will result in subscription funds being returned to the investor. In the event that the offering is terminated, all subscription funds from the Company Account will be returned to investors by noon of the next business day after the termination of the offering.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares is Transhare Corporation, 17755 North US Highway 19 Suite 140, Clearwater, FL 33764, telephone: (303) 662-1112.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the trading symbol “JEM”.

There is no established public trading market for the Common Warrants, and we do not expect a market to develop. We do not plan to list the Common Warrants on the Nasdaq Capital Market or any other securities exchange or trading market.

Selling restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Securities or the possession, circulation, or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, our securities may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with our securities may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules, and regulations of any such country or jurisdiction.

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EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses which are expected to be incurred by us in connection with the offer and sale of the Class A Ordinary Shares by us. With the exception of the SEC registration fee, all amounts are estimates.

SEC Registration Fee	US$	[●]
Legal Fees and expenses	US$	56,000
Accounting Fees and expenses	US$	8,000
Miscellaneous	US$	10,000
Total	US$	[●]

These expenses will be borne by us.

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LEGAL MATTERS

We are being represented by TroyGould PC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A Ordinary Shares offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Legal matters as to PRC law will be passed upon for us by Guangdong Wesley Law Firm. Legal matters as to Hong Kong law will be passed upon for us by Robertsons.

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EXPERTS

The consolidated financial statements for each of the two years in the period ended September 30, 2025 included in this prospectus incorporated by reference into this prospectus from our 2025 Annual Report, have been audited by ARK Pro CPA & Co, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the underlying Class A Ordinary Shares to be sold in this offering. For the purposes of this section, the term “registration statement” means the original registration statement and any and all amendments thereto including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which constitutes a part of the registration statement on Form F- 1, does not contain all of the information contained in the registration statement. You should read our registration statement and the exhibits and schedules thereto for further information with respect to us and our Class A Ordinary Shares.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC, including the registration statement, can be obtained over the Internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. As we are a foreign private issuer, we will be required to file our annual report on Form 20-F within 120 days of the end of each year. However, we intend to furnish our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with International Financial Reporting Standards as issued by International Accounting Standards Board, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders.

MATERIAL CHANGES

Except as otherwise described in the 2025 Annual Report, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since September 30, 2025.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

-	our Annual Report on Form 20-F for the fiscal year ended on September 30, 2025, filed with the SEC on January 16, 2026;

-	our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on March 6, 2026, December 9, 2025, November 25, 2025, October 21, 2025, September 26, 2025, August 13, 2025 and June 10, 2025;

-	the description of our securities registered under Section 10(a) of the Exchange Act contained in the Form S-8, as filed with the SEC on June 13, 2025, including any amendment or report filed for the purpose of updating such description; and

-	any future filings made with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act.

In addition, any reports on Form 6-K we submit to the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent Annual Reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC, or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

707 CAYMAN HOLDINGS LIMITED

5/F., AIA Financial Centre

712 Prince Edward Road East

San Po Kong

Kowloon, Hong Kong

Tel: (852) 3471 8000

Attention: Mr. Cheung Lui

Email: elvis.cheung@707limited.com

You also may access the incorporated reports and other documents referenced above on our website at https://www.707limited.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

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707 Cayman Holdings Limited

Up to 6,250,000 Class A Ordinary Shares in

aggregate of which

Up to 1,250,000 Class A Ordinary Shares

Up to 5,000,000 Class A Ordinary Shares underlying the Common

Warrants

PRELIMINARY PROSPECTUS

Through and including [●], 2026 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not prohibit or restrict a company from indemnifying its directors and officers against personal liability for any loss they may incur arising out of the Company’s business, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The indemnity does not extend to liability arising from dishonesty, willful default or fraud.

Our Amended and Restated Memorandum and Articles of Association permits, to the fullest extent permissible under Cayman Islands law, indemnification of our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by them, other than by reason of their own dishonesty, willful default or fraud, in connection with the execution or discharge of their duties, powers, authorities or discretion as directors or officers of our Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by them in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

We have entered into indemnification agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, subject to our Company reserving its rights to recover the full amount of such advances in the event that he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties to our Company or to be in default thereof, or where the Cayman Islands courts have declined to grant relief.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have not issued securities which were not registered under the Securities Act.

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ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

See “Exhibit Index” beginning on page II-3 of this registration statement.

(b)	Financial Statement Schedules

All supplement schedules are omitted because of the absence of conditions under which they are required or because the data is shown in the financial statements or notes thereto.

ITEM 9. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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EXHIBIT INDEX

Exhibit No.	Description of document
1.1	Form of Purchase Agreement
4.3	Form of Common Warrant
5.1	Opinion of Conyers Dill & Pearman regarding the validity of securities being registered
5.2	Opinion of TroyGould PC regarding the enforceability of the Common Warrant*
5.3	Opinion of Robertsons regarding Hong Kong legal matters
8.1	Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters
8.2	Opinion of Guangdong Wesley Law Firm regarding certain PRC securities law matters
23.1	Consent of ARK Pro CPA & Co
23.3	Consent of Conyers Dill & Pearman (included in Exhibits 5.1 and 8.1)
23.4	Consent of TroyGould PC (included in Exhibit 5.2)*
23.5	Consent of Robertsons (included in Exhibit 5.3)
23.6	Consent of Guangdong Wesley Law Firm
24.1	Form of Power of Attorney (included on signature pages)
107	Registration Fee Table

*	To be filed by amendment.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on March 27, 2026.

707 CAYMAN HOLDINGS LIMITED

By:	/s/ Cheung Lui
Name:	Cheung Lui
Title:	Executive Director and Chief Executive Officer

707 CAYMAN HOLDINGS LIMITED

By:	/s/ Chak Ka Wai
Name:	Chak Ka Wai
Title:	Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned directors of 707 Cayman Holdings Limited and executive officers of 707 Cayman Holdings Limited and its subsidiaries hereby severally constitute and appoint, singly (with full power to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in him for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same Offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and him, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cheung Lui		March 27, 2026
Cheung Lui	Executive Director

/s/ Jose Sfez		March 27, 2026
Jose Sfez	Executive Director

/s/ Chak Ka Wai		March 27, 2026
Chak Ka Wai	Chief Financial Officer

/s/ Lau Kai San		March 27, 2026
Lau Kai San	Director

/s/ Luk Huen Ling		March 27, 2026
Luk Huen Ling	Director

/s/ Yau Yin Hung		March 27, 2026
Yau Yin Hung	Director

II-4

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in City of New York, United States of America on March 27, 2026.

Cogency Global Inc

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

II-5